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                           REVOLVING CREDIT AGREEMENT

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                                     Among

                          SUN HEALTHCARE GROUP, INC.,
            AND EACH OF ITS SUBSIDIARIES NAMED HEREIN AS A BORROWER,
                          each a Debtor-in-Possession,

                                  AS BORROWERS



                          THE LENDERS PARTY HERETO,


                     THE CIT GROUP/BUSINESS CREDIT, INC.,
                               AS LENDERS' AGENT

                                      and

                        HELLER HEALTHCARE FINANCE, INC.
                              AS COLLATERAL AGENT



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                           Dated as of October 14, 1999
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


                     REVOLVING CREDIT AND GUARANTY AGREEMENT


                                TABLE OF CONTENTS

                                                                        Page No.

INTRODUCTORY STATEMENT........................................................1


I.       DEFINITIONS..........................................................2

     SECTION 1.01.  Defined Terms.............................................2
     SECTION 1.02.  Interpretation...........................................20

II.      AMOUNT AND TERMS OF CREDITS; SECURITY; COLLECTION ACCOUNTS..........20

     SECTION 2.01.  Commitment of the Lenders................................20
     SECTION 2.02.  Borrowing Base Effect on Credit Availability.............22
     SECTION 2.03.  Letter of Credit Guaranties..............................22
     SECTION 2.04.  Issuance of Letter of Credit Guaranties..................23
     SECTION 2.05.  Absolute Nature of Loan Obligations Relating to Letter
                    of Credit Guaranties.....................................23
     SECTION 2.06.  Making of Loans..........................................24
     SECTION 2.07.  Repayment of Loans.......................................25
     SECTION 2.08.  Interest on Loans........................................26
     SECTION 2.09.  Default Interest.........................................26
     SECTION 2.10.  Optional Termination or Reduction of Commitment..........26
     SECTION 2.11.  Alternate Rate of Interest...............................27
     SECTION 2.12.  Refinancing of Loans.....................................27
     SECTION 2.13.  Mandatory Prepayments and Commitment Termination;
                    Related Cash Collateral Deposit..........................28
     SECTION 2.14.  Optional Prepayment of Loans; Reimbursement of Lenders...28
     SECTION 2.15.  Reserve Requirements; Change in Circumstances............30
     SECTION 2.16.  Change in Legality.......................................31
     SECTION 2.17.  Payment Matters..........................................31
     SECTION 2.18.  Taxes....................................................32
     SECTION 2.19.  Commitment Letter Fee....................................34
     SECTION 2.20.  Commitment Fee...........................................34
     SECTION 2.21.  Letter of Credit Fee.....................................34
     SECTION 2.22.  Agent Administration and Collateral Monitoring Fees......34
     SECTION 2.23.  First Day Order Fee......................................35
     SECTION 2.24.  Final Order Fee..........................................35
     SECTION 2.25.  [Intentionally Omitted]..................................35
     SECTION 2.26.  Right of Set-Off.........................................35
     SECTION 2.27.  Security Interest in Collateral..........................35

     SECTION 2.28.  Certain Matters Relating to the Collateral...............38
     SECTION 2.29.  Matters Relating to Controlled Accounts..................38
     SECTION 2.30.  Power of Attorney........................................41
     SECTION 2.31.  Payment of Obligations...................................42
     SECTION 2.32.  No Discharge; Survival of Claims.........................42

III.     REPRESENTATIONS AND WARRANTIES......................................42

     SECTION 3.01.  Organization and Authority...............................42
     SECTION 3.02.  Due Execution............................................42
     SECTION 3.03.  Statements Made..........................................43
     SECTION 3.04.  Financial Statements.....................................43
     SECTION 3.05.  Ownership................................................43
     SECTION 3.06.  Liens....................................................44
     SECTION 3.07.  Environmental Matters....................................44
     SECTION 3.08.  Insurance................................................46
     SECTION 3.09.  The Orders...............................................46
     SECTION 3.10.  Accounts Receivable......................................46
     SECTION 3.11.  Facility Locations.......................................47
     SECTION 3.12.  Litigation...............................................47
     SECTION 3.13.  Licenses; Compliance with Laws...........................47
     SECTION 3.14.  Year 2000................................................48
     SECTION 3.15.  Investment Company Act...................................48

IV.      CONDITIONS TO LENDING...............................................49

     SECTION 4.01.  Conditions Precedent to Initial Loans and Initial
                    Letter of Credit Guaranties..............................49
     SECTION 4.02.  Conditions Precedent to Each Loan and Each Letter of
                    Credit Guaranty..........................................51

V.       AFFIRMATIVE COVENANTS...............................................53

     SECTION 5.01.  Financial Statements and Reports.........................53
     SECTION 5.02.  Corporate Existence......................................57
     SECTION 5.03.  Insurance................................................57
     SECTION 5.04.  Obligations and Taxes....................................57
     SECTION 5.05.  Notice of Event of Default and Other Matters.............57
     SECTION 5.06.  Borrowing Base Certificate...............................58
     SECTION 5.07.  Access to Books and Records..............................58
     SECTION 5.08.  Business Plan............................................58
     SECTION 5.09.  Use of Proceeds..........................................59
     SECTION 5.10.  Matters Relating to Accounts.............................59
     SECTION 5.11.  Perfection of Security Interests.........................60
     SECTION 5.12.  Licensure; Medicaid/Medicare Cost Reports................60
     SECTION 5.13.  Environmental Matters....................................61
     SECTION 5.14.  Year 2000 Compliance.....................................61
     SECTION 5.15.  Notes....................................................61

VI.      NEGATIVE COVENANTS..................................................61

     SECTION 6.01.  Liens and Reclamation Claims.............................61
     SECTION 6.02.  Merger, etc..............................................62
     SECTION 6.03.  Indebtedness.............................................62
     SECTION 6.04.  Capital Expenditures.....................................62
     SECTION 6.05.  EBITDA...................................................62
     SECTION 6.06.  Guarantees and Other Liabilities.........................63
     SECTION 6.07.  Chapter 11 Claims........................................63
     SECTION 6.08.  Dividends; Capital Stock.................................63
     SECTION 6.09.  Transactions with Affiliates.............................63
     SECTION 6.10.  Investments, Loans and Advances..........................63
     SECTION 6.11.  Disposition of Assets....................................64
     SECTION 6.12.  Nature of Business.......................................64
     SECTION 6.13.  Final Order; Payment of Claims...........................64
     SECTION 6.14.  Census...................................................64

VII.     EVENTS OF DEFAULT...................................................65

     SECTION 7.01.  Events of Default........................................65
     SECTION 7.02.  Remedies.................................................69

VIII.    THE AGENTS..........................................................72

     SECTION 8.01.  Administration by Agents.................................72
     SECTION 8.02.  Advances by Lenders' Agent and Payments..................72
     SECTION 8.03.  Sharing of Setoffs.......................................74
     SECTION 8.04.  Agreement of Required Lenders............................74
     SECTION 8.05.  Liability of Agents......................................75
     SECTION 8.06.  Reimbursement and Indemnification........................75
     SECTION 8.07.  Rights of Agents.........................................76
     SECTION 8.08.  Independent Lenders......................................76
     SECTION 8.09.  Notice of Transfer.......................................76
     SECTION 8.10.  Successor Agent..........................................76

IX.      PARTICIPATIONS......................................................76

     SECTION 9.01.  Participations in Letter of Credit Guaranties............76
     SECTION 9.02.  Sharing in Collateral....................................77
     SECTION 9.03.  Relationship Formed......................................77
     SECTION 9.04.  Procedures...............................................77
     SECTION 9.05.  Collections and Remittances..............................77
     SECTION 9.06.  Return of Payments.......................................78
     SECTION 9.07.  Sharing of Setoffs and Collections.......................78
     SECTION 9.08.  Indemnification; Costs and Expenses......................78
     SECTION 9.09.  Administration; Standard of Care.........................78
     SECTION 9.10.  Independent Investigation by the Lenders.................79

X.       MISCELLANEOUS.......................................................80

     SECTION 10.01. Notices..................................................80
     SECTION 10.02. Survival of Agreement, Representations and
                    Warranties, etc..........................................81
     SECTION 10.03. Successors and Assigns...................................81
     SECTION 10.04. Confidentiality..........................................83
     SECTION 10.05. Expenses; Documentary Taxes..............................84
     SECTION 10.06. Indemnity................................................84
     SECTION 10.07. CHOICE OF LAW............................................85
     SECTION 10.08. No Waiver................................................85
     SECTION 10.09. Extension of Maturity....................................85
     SECTION 10.10. Amendments, etc..........................................86
     SECTION 10.11. Severability.............................................87
     SECTION 10.12. Headings.................................................87
     SECTION 10.13. Execution in Counterparts................................87
     SECTION 10.14. Prior Agreements.........................................87
     SECTION 10.15. Further Assurances.......................................87
     SECTION 10.16. WAIVER OF JURY TRIAL.....................................87
     SECTION 10.17. Waivers and Releases.....................................87


ANNEX A             Commitment Amounts
EXHIBIT A           Form of Interim Order
EXHIBIT B           Form of Final Order
EXHIBIT C           Form of Opinion of Counsel
EXHIBIT D           Form of Assignment and Acceptance
EXHIBIT E           Form of Borrowing Base Certificate
EXHIBIT F           Form of Notice of Borrowing
EXHIBIT G           Form of First Day Order
SCHEDULE 1.01       Distribution Centers
SCHEDULE 2.27(a)    Unencumbered Accounts
SCHEDULE 2.29(a)    Collection Accounts
SCHEDULE 3.04       Material Adverse Changes
SCHEDULE 3.05       Non-Borrower Subsidiaries
SCHEDULE 3.11(a)    Skilled Nursing Facilities
SCHEDULE 3.11(b)    Aggregate Patient Census
SCHEDULE 3.11(c)    Medicaid/Medicare Provider Numbers
SCHEDULE 3.13       Unlicensed Facilities, Service Deficiencies, etc.

                           REVOLVING CREDIT AGREEMENT


     REVOLVING CREDIT AGREEMENT, dated as of October 14, 1999 among SUN HEALTHCARE GROUP, INC., a Delaware corporation ("SHG"), and each other entity identified on the signature pages of this Agreement as a borrower (each, a "Borrower" and, collectively, the "Borrowers"), each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrowers, each a "Case" and, collectively, the "Cases"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC"), and each of the other financial institutions from time to time party hereto as a lender (together with CITBC, the "Lenders"), THE CIT GROUP/BUSINESS CREDIT, INC., as lenders' agent for the purposes indicated herein (in such capacity, "Lenders' Agent"), and HELLER HEALTHCARE FINANCE, INC. ("HHF"), as Collateral Agent for the purposes indicated herein (in such capacity, the "Collateral Agent").

INTRODUCTORY STATEMENT

     On October 14, 1999, the Borrowers filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their respective assets and in the management of their respective businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     The Borrowers have requested that the Lenders provide a revolving credit and letter of credit guaranty facility in an aggregate principal amount not to exceed $200,000,000 (subject to mandatory and optional reductions in accordance with Sections 2.10 and 2.13).

     The proceeds of the Loans will be used to provide working capital for, to finance Inventory purchases by, and for other general corporate purposes of, the Borrowers that are consistent with the restrictions in Section 2.01(d) and
Section 5.09, and the Letter of Credit Guaranties will be issued to assist the Borrowers in obtaining Letters of Credit for general corporate purposes of the Borrowers that are consistent with the restrictions in Section 5.09 other than the purchase of Inventory by the Borrowers.

     To provide security for the repayment of the Loans, including Loans that arise as the result of payments under the Letter of Credit Guaranties, and the payment of the other obligations of the Borrowers hereunder and under the other Loan Documents, the Borrowers will provide to the Agents and the Lenders the following (each as more fully described herein):

          (a) with respect to the obligations of the Borrowers hereunder and under the other Loan Documents, an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b), 507(b) and 546(c) of the Bankruptcy Code;

          (b) upon and after the entry of the Interim Order pursuant to Section 364(d)(1) of the Bankruptcy Code, a first priority, senior, priming, perfected Lien upon all right, title and interest of the Borrowers in, to and under all Collateral that on the Filing Date is subject to a Lien securing any obligations other than the Obligations, to the extent such Collateral consists of Inventory that is not held at a skilled nursing Facility identified in Schedule 3.11, present and future Accounts, leasehold interests in respect of Real Estate and proceeds of the foregoing;

          (c) pursuant to Section 364(c)(2) of the Bankruptcy Code, a first priority, perfected Lien upon all right, title and interest of the Borrowers in, to and under all Collateral that is not otherwise encumbered on the Filing Date by a validly perfected Lien, including, without limitation, all personal property; and

          (d) pursuant to Section 364(c)(3) of the Bankruptcy Code, a second priority, perfected Lien upon all right, title and interest of the Borrowers in, to and under all Collateral (other than the Collateral subject to the priming Lien referred to in clause (b) above) that is subject to a valid and perfected Lien, junior only to such Liens.

     All of the claims and the Liens granted hereunder in the Cases to the Agents and the Lenders shall be subject to the Carve-Out to the extent provided in Section 2.27.

     Accordingly, the parties hereto hereby agree as follows:

I.   DEFINITIONS

     SECTION 1.01   DEFINED TERMS.

     As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

     "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "ACCOUNT DEBTOR" shall mean any Person obligated on any Account of any Borrower, including without limitation, any Insurer and any Medicaid/Medicare Account Debtor.

     "ACCOUNTS" shall mean all of the following, whether now existing or arising in the future, with respect to each and all of the Borrowers: (a) accounts receivable (whether or not specifically listed on schedules furnished to the Collateral Agent), and any and all instruments, documents, contract rights, chattel paper, general intangibles relating to such accounts receivable, including, without limitation, all accounts created by or arising from all of the Borrowers' sales of goods or rendition of services to their respective customers, and all accounts arising from sales of goods or rendition of services made under any of the Borrowers' respective trade names or styles; (b) unpaid sellers' rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (d) reserves and credit balances arising thereunder; (e) guarantees or collateral for any of the foregoing; (f) insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all of the foregoing.

     "ACCREDITATION BODY" shall mean all Persons having jurisdiction over the accreditation, certification, evaluation or operation of any of the Facilities, including, without limitation, the JCAHO and applicable state licensing bodies having jurisdiction over the licensing of acute care Facilities as such.

     "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBO Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBO Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which deposits in Dollars approximately equal in principal amount to the aggregate principal amount of the Loans in such Eurodollar Borrowing and with terms substantially coextensive with such Interest Period are offered to the principal London office of the Reference Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the second London Business Day before the first day of such Interest Period.

     "AFFILIATE" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person, whether by contract or otherwise.

     "AGENT" shall mean each of Lenders' Agent and the Collateral Agent.

     "AGENT  ADMINISTRATION  FEE"  shall have the  meaning  set forth in Section
2.22.

     "AGREEMENT" shall mean this Revolving Credit Agreement, as it may from time to time be amended, modified or supplemented.

     "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City. Each change in the prime rate shall be effective on the date such change is publicly announced. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers.)

     "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Lenders' Agent, substantially in the form of Exhibit D.

     "BANKRUPTCY CODE" shall mean The Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. Sections 101 et seq.

     "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the District of Delaware, or any other court having jurisdiction over the Cases from time to time, including, but not limited to, the United States District Court for the District of Delaware if and to the extent it withdraws the reference with respect to the Cases, any part thereof, or any matter or proceeding therein.

     "BOFA STIPULATION" shall mean the Stipulation Regarding Use of Cash Collateral and Adequate Protection dated on or about October 14, 1999, between SHG, and each other entity referred to therein as a Debtor and Bank of America, N.A. (formerly, NationsBank of Texas, N.A.) to the extent that it has been approved pursuant to an order of the Bankruptcy Court.

     "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "BORROWING" shall mean a borrowing of Loans of a single Type made from all the Lenders on a single date (subject to Section 8.02) and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

     "BORROWING BASE" shall mean on any day an amount which is equal to the sum of (i) 85% of the then outstanding Eligible Accounts Receivable and (ii) the lesser of $10,000,000 and 50% of the aggregate value of Eligible Inventory less
(iii)  such  reserves  as  the  Lenders'  Agent  (in  its  reasonable   business
discretion, exercised in consultation with the Collateral Agent) may deem appropriate from time to time.

     "BORROWING BASE CERTIFICATE" shall mean each certificate substantially in the form of Exhibit E, executed and certified by a Financial Officer of SHG, which shall include appropriate exhibits thereto.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or another day on which banks are required or authorized by law to close in New York City and, in connection with a Eurodollar Loan, which is also a London Business Day.

     "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during such period and excluding that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of SHG and its Subsidiaries) net of cash amounts received by the Borrowers from other Persons during such period in reimbursement of Capital Expenditures made by the Borrowers, excluding interest capitalized during construction by the Borrowers during such period, that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of SHG and its Subsidiaries (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by any Borrower to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

     "CAPITALIZED LEASE" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "CARVE-OUT" shall have the meaning set forth in Section 2.27.

     "CARVE-OUT EVENT" shall have the meaning set forth in Section 2.27.

     "CASES" shall have the meaning set forth in the Introduction.

     "CASH COLLATERAL ACCOUNT" shall mean the account established by the Borrowers under the sole and exclusive control of Lenders' Agent, pursuant to such documentation as shall be satisfactory to Lenders' Agent in its sole discretion, and maintained at the office of The Chase Manhattan Bank, designated as the "Sun Healthcare Group, Inc. Cash Collateral Account," which shall be used solely for the purposes set forth in Sections 2.02(c), 2.03(b) and 2.13(a).

     "CLOSING DATE" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 and 4.02 have been satisfied or waived.

     "COLLATERAL" shall have the meaning set forth in Section 2.27.

     "COLLATERAL  MONITORING  FEE" shall have the  meaning  set forth in Section
2.22.

     "COLLECTION ACCOUNT" shall mean each of the collection accounts maintained by the Borrowers pursuant to Section 2.29.

     "COMMITMENT" shall mean, with respect to each Lender, the amount identified as the commitment of such Lender opposite its name on Annex A hereto or the amount identified as the commitment of such Lender in the Register from time to time, in either case, as such amount may be reduced from time to time pursuant to Sections 2.10 and 2.13, and subject to the following. During the period commencing on the Closing Date and ending on the earlier of the date the Bankruptcy Court enters the Interim Order and the date the Total Commitment is terminated hereunder, the Commitment of each Lender (subject to reductions pursuant to Sections 2.10 and 2.13) shall be an amount, not to exceed $25,000,000, calculated (i) on the total amount of credit extensions under this Agreement that are authorized by the First Day Order at (ii) the percentage that would be such Lender's Commitment Percentage hereunder if the Final Order had authorized extensions of credit hereunder in an aggregate amount equal to the sum of the commitments identified in Annex A hereto. During the period commencing on later of (x) the Closing Date and (y) the date the Court enters the Interim Order and ending on the earlier of the date the Bankruptcy Court enters the Final Order and the date the Total Commitment is terminated hereunder, the Commitment of each Lender (subject to reductions pursuant to Sections 2.10 and 2.13) shall be an amount, not to exceed $100,000,000, calculated (i) on the total amount of credit extensions under this Agreement that are authorized by the Interim Order at (ii) the percentage that would be such Lender's Commitment Percentage hereunder if the Interim Order had authorized extensions of credit hereunder in an aggregate amount equal to the sum of the commitments identified in Annex A hereto.

     "COMMITMENT FEE" shall have the meaning set forth in Section 2.20.

     "COMMITMENT LETTER" shall mean the commitment letter dated August 13, 1999, as amended, among CITBC, HHF and SHG on behalf of itself and all other Borrowers.

     "COMMITMENT LETTER FEE" shall have the meaning set forth in Section 2.19.

     "COMMITMENT PERCENTAGE" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time but, in relation to CITBC and its Commitment Percentage of Letter of Credit Guaranty Outstandings, shall mean one hundred percent of the Letter of Credit Guaranty Outstandings at the relevant time less the aggregate of the Commitment Percentages of the other Lenders at the time.

     "CONCENTRATION  ACCOUNT"  shall  have the  meaning  set  forth  in  Section
2.29(a).

     "CONSUMMATION DATE" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of a Reorganization Plan of any of the Borrowers which is confirmed pursuant to an order of the Bankruptcy Court.

     "COST REPORT SETTLEMENT ACCOUNT" shall mean an Account owed to any Borrower by a Medicaid/Medicare Account Debtor pursuant to any cost report, either interim, filed or audited, as the context may require.

     "CREDIT AVAILABILITY" shall have the meaning given such term in Section 2.02(a).

     "DEFAULT" shall mean an event or circumstance that with the giving of notice or the passage of time, or both, would constitute an Event of Default.

     "DOCUMENTS OF TITLE" shall mean all of the following of each and all of the
Borrowers: all present and future warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and inventory relating thereto and all cash and non-cash proceeds of the foregoing.

     "DOLLARS" and "$" shall mean lawful money of the United States of America.

     "DOMESTIC SUBSIDIARY" shall mean in relation to any Person any Subsidiary of such Person that is organized under the laws of any State of the United States of America.

     "EBITDA" shall mean, for any period, all as determined in accordance with GAAP on a consolidated basis for SHG and its Domestic Subsidiaries, the net income (or net loss) of SHG and such Subsidiaries for such period, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) provision for LIFO adjustment for Inventory valuation, (iv) net total federal, state and local income tax expense, (v) gross interest expense for such period less gross interest income for such period, (vi) extraordinary losses, (vii) any non-recurring charge or restructuring charge which in accordance with GAAP is excluded from operating income, (viii) the cumulative effect of any change in accounting principles and (ix) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the consolidated statement of income for SHG and its Subsidiaries for such period less (b) extraordinary gains plus or minus (c) the amount of cash received or expended in such period in respect of any amount which, under clause (vii) above, was taken into account in determining EBITDA for the same or any prior period.

     "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean the net aggregate amount of the Accounts that (i) are generated in the ordinary course of the Borrowers' respective businesses from the sale of goods or rendition of Medical Services,
(ii) conform to the representations, warranties and covenants contained herein and (iii) at all times continue to be acceptable to Lenders' Agent (in its sole discretion exercised in consultation with the Collateral Agent), less, without duplication, the sum of the following: (a) any Account or any portion of an Account that is payable (1) by an individual beneficiary, recipient or subscriber individually and not directly to a Borrower by a Medicaid/Medicare Account Debtor, a commercial insurer or the Veterans Administration or (2) by a commercial medical insurance carrier that is not acceptable to Lenders' Agent in its sole discretion, exercised in consultation with the Collateral Agent; (b) any Account that remains unpaid more than the Exclusion Level of Days (as defined below) past the claim or invoice date; (c) any Account that is subject to any defense, set-off, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind (whether issued, owing, granted or outstanding); (d) any Account arising from a sale of goods, if (1) any of such goods have been returned, rejected, lost, or damaged or have not been shipped to the Account Debtor or its designee or (2) the sale was not an absolute sale, or the sale was made on consignment or on approval or on a sale-or-return basis, or the sale was made subject to any other repurchase or return agreement; (e) any Account arising from the performance of services, if the services have not been actually performed or the services were undertaken in violation of any law; (f) any Account that is subject to a lien other than a Permitted Lien; (g) except to the extent the Account Debtor is acceptable to Lenders' Agent in its sole discretion (exercised in consultation with the Collateral Agent), any Account due from an Account Debtor that is (1) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (2) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or (3) financially unacceptable to Lenders Agent or has a credit rating unacceptable to Lenders' Agent (in either case, in consultation with the Collateral Agent); (h) any Account that is evidenced by chattel paper or an instrument of any kind, or that has been reduced to judgment; (i) any Account due from an Account Debtor with a principal place of business or chief executive office outside the United States; (j) any Account due from an Account Debtor that is an Affiliate or Subsidiary of any Borrower; (k) all Accounts due from any Account Debtor other than a Medicaid/Medicare Account Debtor if (x) fifty percent (50%) or more of the Accounts due from such Account Debtor are not Eligible Accounts Receivable at the relevant time or (y) twenty percent (20%) of the aggregate Dollar amount of all Accounts due from such Account Debtor are unpaid more than the Exclusion Level of Days from invoice date; (l) all of the Accounts due from any Account Debtor other than a Medicaid/Medicare Account Debtor, if such Accounts exceed twenty percent (20%) of the net amount of all Eligible Accounts Receivable at the time (including Medicaid/Medicare Account Debtors); (m) contras; (n) any Account or any portion of an Account arising from the performance of Medical Services performed by or for any Borrower prior to the transfer or other disposition of, or of the management of, any of its Facilities or lease or other interest therein, unless Lenders' Agent, in its sole discretion exercised in consultation with the Collateral Agent is satisfied that the terms of such transfer or disposition are sufficiently protective of the interests of the Agents and the Lenders in such Account that such Accounts may continue to be considered for purposes of the Borrowing Base; (o) such reserves as the Lenders' Agent (in its reasonable business discretion, exercised in consultation with the Collateral Agent) may deem appropriate from time to time; and (p) each Account due from any Medicare Account Debtor arising prior to the Filing Date. For purposes of the foregoing, "Exclusion Level Number of Days" shall mean, in relation to Accounts for Medical Services, accounts aged less than or equal to the number of days specified below for the Facilities in the business segments of the Facilities identified below, and in relation to all other Accounts, 90 days:

          SunBridge - 120 days
          SunDance - 120 days
          CareerStaff - 120 days
          SunPlus - 120 days
          SunScript - 60 days

     "ELIGIBLE ASSIGNEE" shall mean a commercial bank, a finance company, an insurance company or another financial institution or fund acceptable to Lenders' Agent which in the ordinary course of business extends credit of the type provided for in this Agreement and whose becoming an assignee hereunder of a Lender would not constitute a prohibited transaction under Section 4975 of the Tax Code or Section 406 of ERISA.

     "ELIGIBLE INVENTORY" shall mean, at any time, the gross amount of the inventory of the Borrowers that conforms to the representations, warranties and covenants contained herein and continues to be acceptable to Lenders' Agent in its sole discretion exercised in consultation with the Collateral Agent, less any work-in-progress, supplies other than raw material, goods not present in one of the distribution centers identified in Schedule 1.01, goods that are not, or within six (6) months will cease to be, salable in accordance with generally accepted criteria applicable to such goods at the time, goods returned or rejected by the customers of any Borrower other than goods that are undamaged and resalable in the normal course of business, goods to be returned to the suppliers of any Borrower, goods in transit to third parties (other than the agents or any such distribution center) and less such reserves as the Lenders' Agent (in its reasonable business discretion, exercised in consultation with the Collateral Agent) may deem appropriate from time to time. Eligible Inventory shall be valued at the lower of cost or market on a first in first out basis or another basis acceptable to Lenders' Agent in its sole discretion (exercised in consultation with the Collateral Agent).

     "ENVIRONMENTAL DAMAGES" shall mean all claims, lawsuits, decrees, judgments, damages (including, without limitation, punitive damages), orders, losses, demands, obligations, penalties, fines, interest, fees, liabilities (including liability in negligence, strict liability, and criminal liability), encumbrances, liens, costs, and expenses of whatever kind or nature (whether incurred as a result of a third-party claim or otherwise), contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, direct or indirect, including, without limitation, consultant, expert, medical, laboratory, and attorney fees and disbursements, arising from or relating to Environmental Laws, including, without limitation: (i) damages for personal injury or threatened personal injury (including, without limitation, sickness, disease or death) or injury or threatened injury to property or natural resources, including, without limitation, the costs of demolition and rebuilding of any improvements on real property, (ii) liabilities or obligations relating to Remedial Action, a Release or threatened Release, or the violation or threatened violation of or noncompliance with Environmental Laws, and (iii) attorney fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder, and (iv) liability to indemnify or compensate (whether in contribution or otherwise) any Person for costs expended in connection with the items referenced in subparagraphs (i) and (ii) of this definition.

     "ENVIRONMENTAL LAWS" shall mean all international, national, state, provincial, regional, federal, municipal and local laws (including, without limitation, principles or rules of common law and decisional law), statutes, codes, ordinances, rules, regulations, decrees, judgments, directives, binding policies, Environmental Permits, orders or other legally binding requirements and any interpretations thereof by any Governmental Authority relating to or addressing the environment (including, without limitation, natural resources) or the health or safety of humans or other living organisms, whether now existing or hereafter in effect, and in each case as amended, including, but not limited to, (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Oil Pollution Act of 1990, the Rivers and Harbors Act of 1899, the Federal Water Pollution Control Act, the Clean Water Act, the Occupational Safety and Health Act ("OSHA"), the Clean Air Act, the Coastal Zone Management Act of 1972, the Emergency Planning and Community Right to Know Act, and (2) those relating to or addressing (i) the introduction into commerce, use, handling, transportation, treatment, storage, disposal, release or threatened release, removal or remediation of, or response, abatement, or corrective action with respect to, any Hazardous Material, (ii) workplace or worker safety and health, or (iii) personal injury, sickness, disease, death, public welfare or property damage relating to Hazardous Materials.

     "ENVIRONMENTAL LIEN" shall mean a Lien in favor of any Governmental Authority for (i) any liability under Environmental Law, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of a Hazardous Material.

     "ENVIRONMENTAL PERMITS" means all permits, consents, licenses, filings, and other approvals, authorizations, or submissions of information required under Environmental Laws.

     "EQUIPMENT" shall mean all of the following with respect to each and all of the Borrowers: all present and hereafter acquired machinery, equipment, furnishings and fixtures owned by any Borrower, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which any Borrower is a member and which is under common control within the meaning of Section 414(b), (c), (m) or
(o) of the Tax Code and the regulations promulgated and thereunder.

     "EUROCURRENCY LIABILITIES" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

     "EURODOLLAR  BORROWING"  shall mean a  Borrowing  comprised  of  Eurodollar
Loans.

     "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of
Article II.

     "EVENT OF DEFAULT" shall mean each of the events and circumstances specified in subsections (a) through (x) of Section 7.01.

     "FACILITIES" shall mean any hospital, outpatient clinic, long term care facility, nursing home and rehabilitation center and related medical office building or other facility owned or used by any Borrower in its business.

     "FEES" shall mean each of the fees referred to in Sections 2.19 through 2.24.

     "FILING DATE" shall mean the date the Cases are commenced in the Bankruptcy Court, which shall be deemed to be the date (or the respective dates) on which the Borrowers' voluntary petitions are filed with the Bankruptcy Court.

     "FINANCIAL OFFICER" shall mean the Chief Financial Officer, Vice President Finance or the Treasurer of SHG.

     "FINAL ORDER" shall have the meaning set forth in Section 4.02(d).

     "FINAL ORDER FEE" shall have the meaning set forth in Section 2.24.

     "FIRST DAY ORDER" shall have the meaning set forth in Section 4.01(c).

     "FIRST DAY ORDER FEE" shall have the meaning set forth in Section 2.23.

     "FOREIGN SUBSIDIARY" shall mean each Subsidiary of any Borrower that is (i) organized under the laws of any jurisdiction other than the United States of America and (ii) operating exclusively outside the United States of America.

     "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those used in preparing the financial statements referred to in Section 3.04.

     "GENERAL INTANGIBLES" shall mean all of the following, with respect to each and all of the Borrowers: all general intangibles, with such term having the meaning set forth in the Uniform Commercial Code as in effect in the State of New York, and shall include, without limitation, all present and future right, title and interest in and to all tradenames, trademarks (together with the goodwill associated therewith), patents, licenses, engineers' drawings, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

     "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

     "HAZARDOUS MATERIAL" shall mean any substance, material or waste in any form whatsoever (including, without limitation, any product) regulated, restricted, or addressed by, under or pursuant to any Environmental Law, including, without limitation, any pollutant, contaminant, hazardous, radioactive or toxic substance or waste, special waste, medical waste, oil, petroleum, oil-derived or petroleum-derived substance or waste, asbestos, potential or suspect asbestos-containing material, polychlorinated biphenyls ("PCBs"), any additive thereto or constituent thereof, or any media contaminated with any of the foregoing.

     "HOSPITAL" shall have the meaning set forth in Section 3.11.

     "INACTIVE  SUBSIDIARY"  shall mean each Subsidiary of any Borrower that has
(i) Total Assets at any time of less than $1,000,000 in the aggregate and (ii) total gross revenues during any fiscal year of less than $1,000,000, in the aggregate.

     "INDEBTEDNESS" shall mean, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through
(vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "INSUFFICIENCY" shall mean, with respect to any Pension Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA which have accrued after the Filing Date.

     "INSURER" shall mean a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with any Borrower to compensate such Borrower for providing services to a Patient.

     "INTEREST EXPENSE" shall mean interest expense as determined in accordance with GAAP.

     "INTEREST PAYMENT DATE" shall mean (i) as to each Eurodollar Loan, the last day of each Interest Period for such Eurodollar Loan, and (ii) as to each ABR Loan, the last Business Day of each calendar month and the date on which such ABR Loan is refinanced with a Eurodollar Loan pursuant to Section 2.12.

     "INTEREST PERIOD" shall mean, as to each Eurodollar Loan in any Borrowing, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to the Eurodollar Loans in such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two or three months thereafter, as SHG may elect in the related notice delivered pursuant to Section 2.06(b) or Section 2.12; provided, however, that (i) if any Interest Period would otherwise end on a day that is not be a Business Day, such Interest Period shall be extended to the next following Business Day unless such next following Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) if any Interest Period would, pursuant to this definition, otherwise end after the Termination Date, such Interest Period shall instead end on the Termination Date.

     "INTERIM ORDER" shall have the meaning set forth in Section 4.02(d).

     "INVENTORY" shall mean all goods held by any Borrower for sale in the normal course of business (and shall not include goods title to which is held by a consignor, concessionaire or licensee). In calculating the amount of Inventory for all purposes hereunder, there shall be excluded from such calculation goods included in categories "Damaged and Defective Merchandise," "Return to Vendor Merchandise," goods held on layaway for customers, bags and supplies, foodservice goods, live plants and magazines, all as set forth on the Inventory records of any Borrower, and such other items as may be designated by Lenders' Agent in its sole discretion (exercised in consultation with the Collateral Agent) as excluded from Inventory, by notice to SHG.

     "ISSUING BANK" shall mean any bank that issues a Letter of Credit for the account of any Borrower.

     "JCAHO" shall mean the Joint Commission on Accreditation of Healthcare Organizations, or any similar successor organization thereto.

     "LENDERS" shall have the meaning set forth in the Introduction.

     "LETTER OF CREDIT" shall mean each letter of credit issued with the assistance of CITBC for or on behalf of any Borrower, which is (i) a standby or documentary letter of credit, (ii) issued for a purpose for which any Borrower has historically obtained letters of credit, or for such other purpose as is reasonably acceptable to Lenders' Agent, and, in all cases, for a purpose permitted by Section 5.09, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by Lenders' Agent.

     "LETTER OF CREDIT FEE" shall mean all of the fees provided for in Section 2.21.

     "LETTER OF CREDIT GUARANTIES" shall mean both the guaranties delivered by CITBC to any Issuing Bank providing for the guaranty of the obligations of any Borrower to such Issuing Bank under the related letter of credit application or reimbursement agreement (or other similar document) between such Issuing Bank and such Borrower (and any other Borrower, if applicable) and the execution by CITBC as a co-applicant of a letter of credit application or reimbursement agreement (or other similar agreement) with any Borrower or Borrowers for delivery to an Issuing Bank with regard to a Letter of Credit.

     "LETTER OF CREDIT GUARANTY OUTSTANDINGS" shall mean, at any time, the aggregate amount of all Letter of Credit Guaranties then outstanding.

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever including any conditional sale or other title retention agreement or any lease in the nature thereof and including, without limitation, the definition stated in Section 101(27) of the Bankruptcy Code.

     "LOAN" shall have the meaning given such term in Section 2.01 and shall also include all Loans deemed made pursuant to Section 2.29(h).

     "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Borrowing Base Certificates and any other instrument or agreement executed and delivered in connection herewith.

     "LOCAL BUSINESS DAY" shall mean, in relation to funds paid into any Collection Account, a day, other than a Saturday, a Sunday or another day on which banks are required or authorized by law to close in the place where such Collection Account is maintained or, if relevant for the purposes described in
Section 2.29, in the place where the Concentration Account is maintained.

     "LONDON BUSINESS DAY" shall mean any day on which banks are scheduled to be open for dealings in deposits in Dollars in the London interbank market.

     "MANAGED CARE PLANS" shall mean all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.

     "MARGINAL FACILITIES" shall mean with respect to any Facility or group of Facilities under a common lease, a Facility or group of Facilities under a common lease whose actual EBIDTA for fiscal year 1998 or projected EBIDTA for any twelve-month period when divided by such Facility's or group of Facilities' annual rent is less than 1.15.

     "MATURITY DATE" shall mean the second anniversary of the Filing Date.

     "MEDICAID/MEDICARE  ACCOUNT  DEBTOR" shall mean any Account Debtor which is
(i) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, (ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

     "MEDICAL SERVICES" shall mean medical and health care services provided to a Patient, including, but not limited to, medical and health care services provided to a Patient and performed by any Borrower which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by any Borrower to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

     "MOODY'S" shall mean Moody's Investor Services, Inc.

     "MULTIEMPLOYER PENSION PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a) (3) of ERISA to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "MULTIPLE EMPLOYER PENSION PLAN" shall mean a Single Employer Pension Plan, which (i) is maintained for employees of any Borrower or an ERISA Affiliate and at least one Person other than such Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which a Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Pension Plan has been or were to be terminated.

     "NOTICE OF BORROWING" shall mean a notice given as and in the form provided for in Section 2.06.

     "NOTES" shall mean, in relation to each Lender, each promissory note, if any, payable to the order of such Lender and evidencing Loans owing to it from the Borrowers, which may be delivered to such Lender pursuant to Section 4.01 or 10.03.

     "OBLIGATIONS" shall mean the obligations of the Borrowers in respect of the principal of and interest on the Loans and any Notes, the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrowers to CITBC, the Lenders or the Agents under the Loan Documents; the liability of any Borrower to Lenders' Agent or CITBC or any other Lender under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which any Agent or CITBC or such other Lender may make or issue to others for the account of any Borrower, including any accommodation extended with respect to applications for Letters of Credit entered into in connection with this Agreement and any Agent's or CITBC's or any other Lender's acceptance of drafts or endorsement of notes or other instruments for the account and benefit of any Borrower.

     "OMEGA LIEN" shall mean the security interest of Omega Healthcare Investors in respect of all Accounts of the following Facilities: (i) SunBridge Care & Rehabilitation for Elkart; (ii) SunBridge Care & Rehabilitation for Highland Hill; (iii) SunBridge Care & Rehabilitation for Mason City; and (iv) SunBridge Care & Rehabilitation for Danville.

     "ORDER" shall mean each of the First Day Order, the Interim Order and the Final Order.

     "OTHER TAXES" shall have the meaning given such term in Section 2.18.

     "PARTICIPATION" shall have the meaning set forth in Section 9.01(a).

     "PATIENT" shall mean any Person receiving Medical Services from any Borrower and all Persons legally liable to pay any Borrower for such Medical Services other than Insurers.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

     "PENSION PLAN" shall mean a defined benefit pension or retirement plan which meets and is subject to the requirements of Section 401(a) of the Tax Code.

     "Permitted Investments" shall mean:

          (a) securities issued or directly and fully guaranteed by the United States government or any agency thereof supported by the full faith and credit of the United States with a remaining maturity no longer than 365 days from the date of the investment;

          (b) interest-bearing certificates of deposit, bankers' acceptances, bank holding company commercial paper, time deposits, or overnight bank deposits, each with a domestic commercial bank having a combined capital and surplus in excess of $100 million and a long-term unsecured unsubordinated debt rating of A (or equivalent), by either S&P or Moody's;

          (c) corporate obligations (such as corporate bonds or commercial paper) rated "A-1" or higher by S&P or rated "P-1" or higher by Moody's;

          (d) repurchase agreements of entities with obligations that meet the criteria specified in (b) or (c) above; and

          (e) any money market fund registered under the Investment Company Act of 1940 investing in the above described securities or commercial paper if such fund holds investments in excess of $100 million and the Borrowers' aggregate investment in such fund is less than 10% of the total amount invested in such fund.

     "PERMITTED LIENS" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrowers and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrowers; (v) purchase money Liens upon or in any property (other than Inventory) acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.03(iii) solely for the purpose of financing the acquisition of such property;
(vi) the interests of lessors under leases of real property or equipment with aggregate annual rentals not in excess of an amount to be agreed upon between the Borrower and Lenders' Agent and (vii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (vi) above; provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

     "PERSON" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof and shall include, without limitation, the definition stated in Section 101(44) of the Bankruptcy Code.

     "PRE-PETITION PAYMENT" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables arising from the purchase of Inventory not otherwise permitted to be paid under this Agreement; provided that the return to vendors of defective, damaged or non-conforming Inventory or negotiated returns for credit shall not constitute Pre-Petition Payments.

     "PRE-PETITION SECURED LOANS" shall mean (i) the amount of $40,000,000 arising under the Credit Agreement, dated as of October 8, 1997, as amended by various amendments thereto, among SHG, certain lenders listed on the signature pages thereof, certain co-agents, and Bank of America N.A. (formerly, NationsBank of Texas, N.A.), as administrative agent and (ii) any obligation arising under the Amended and Restated Loan Agreement, dated as of December 8, 1998, as amended, between HHF (formerly, HCFP Funding, Inc.), and Retirement Care Associates, Inc. and certain subsidiaries thereof.

     "PRIMED COLLATERAL" shall have the meaning set forth in Section 2.27.

     "PRIMED INVENTORY" shall have the meaning set forth in Section 2.27(b).

     "PRIVATE  PAYOR  COLLECTION  ACCOUNT"  shall have the  meaning set forth in
Section 2.29(b).

     "PROPERTIES AND OPERATIONS" shall have the meaning set forth in Section 3.07(a).

     "REAL ESTATE" shall mean all of the following of each and all of the Borrowers, all of said Borrower's fee and/or leasehold interests in the real property which have been, or may be, encumbered, mortgaged, pledged or assigned to the Collateral Agent or any Lender or its designee.

     "REFERENCE BANK" means The Chase Manhattan Bank or such other commercial bank that is a major participant in the London interbank market as may be selected by Lenders' Agent, in its sole discretion, from and after the time it is identified as the Reference Bank by notice from Lenders' Agent to the Lenders and SHG.

     "REGISTER" shall have the meaning set forth in Section 10.03(d).

     "RELEASE" shall mean the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Hazardous Material.

     "REMEDIAL ACTION" shall mean any action to investigate, remove, remediate, respond to, contain, abate, take corrective action with respect to, monitor, treat, reduce (whether by volume, toxicity or otherwise) or in any other way address known or suspected Hazardous Materials in the indoor or outdoor environment (including, without limitation, within buildings and other structures).

     "REORGANIZATION PLAN" shall mean a plan of reorganization in any of the Cases.

     "REQUIRED LENDERS" shall mean, at any time, Lenders holding Loans representing at least 51% of the aggregate principal amount of the Loans outstanding or, if no Loans are outstanding, Lenders having Commitments representing at least 51% of the Total Commitment. Required Lenders including CITBC shall mean, in relation to the determination to be made by Required Lenders under Section 2.03(b), that such determination shall not be treated as having been made by Required Lenders unless CITBC is one of the Lenders that have affirmatively voted in favor of the determination.

     "S&P" shall mean Standard & Poor's Rating Group, a division of McGraw-Hill, Inc.

     "SINGLE  EMPLOYER  PLAN" shall mean a single  employer  plan, as defined in
Section 4001 (a) (15) of ERISA, that (i) is maintained for employees of Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

     "SOCIAL SECURITY ACT" shall mean the Social Security Act as codified at 42 U.S.C. Section 1395 et. seq.

     "STATUTORY RESERVES" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is the then stated maximum rate for all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System of the United States in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to such Regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

     "SUBSIDIARY" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "SUPER-MAJORITY LENDERS" shall have the meaning given such term in Section 10.10(b).

     "SUPERPRIORITY CLAIM" shall mean, in relation to any Borrower, a claim against such Borrower in such Borrower's Case which is an administrative expense claim authorized and established by the Bankruptcy Court pursuant to Sections 364(c) and 507(b) of the Bankruptcy Code and any and all statutory provisions cited therein and having priority over any or all administrative expenses of the kind specified in Sections 503(b), 507(b) and 546(c) of the Bankruptcy Code.

     "TAX CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "TAXES" shall have the meaning given such term in Section 2.18.

     "TERMINATION DATE" shall mean the earliest to occur of (i) the Maturity Date, (ii) the Consummation Date and (iii) the date on which all amounts payable under the Loans become due, and the Total Commitment is terminated, pursuant to
Article VII.

     "TERMINATION EVENT" shall mean (i) a "reportable event," as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in
Section 4068 of ERISA excluding any reportable event described in 29 CFR Section 4043.35 which relates to the Cases, or (ii) the withdrawal of any Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by any Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or
(iii) providing notice of intent to terminate a Single Employer Plan pursuant to
Section 4041(c) of ERISA or the treatment of a Single Employer Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution in respect of benefit liabilities accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

     "THIRD PARTY PAYOR PROGRAMS" shall mean all third party payor programs in which any Borrower currently or in the future may participate, including, without limitation, Medicare, Medicaid, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance programs and employee assistance programs.

     "TOTAL ASSETS" shall mean, for any Person, the total assets of such Person, determined in accordance with GAAP (less capitalized interest amounts included therein).

     "TOTAL COMMITMENT" shall mean, at any time, the sum of the Commitments of all the Lenders at such time.

     "TRANSFEREE" shall have the meaning given such term in Section 2.18.

     "TYPE" when used in respect of any Loan or Borrowing shall refer to the rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "rate" shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

     "UNUSED COMMITMENT" shall mean, at any time, in relation to any Lender, subject to Section 2.01(c), (i) the Commitment of such Lender at the time less
(ii) the sum of (x) the aggregate outstanding principal amount at such time of all Loans of such Lender and (y) such Lender's Commitment Percentage of the amount determined by subtracting from the Letter of Credit Guaranty Outstandings at such time the amount of cash then held in the Cash Collateral Account.

     "UNUSED TOTAL COMMITMENT" shall mean, at any time, the aggregate of the Unused Commitments of all the Lenders at such time.

     "VETERANS ADMINISTRATION" shall mean the Department of Veterans Affairs.

     "WITHDRAWAL LIABILITY" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     "YEAR 2000 COMPLIANT" shall have the meaning given to it in Section 3.14.

     SECTION 1.02 INTERPRETATION. (a) The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

          (b) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the audited consolidated financial statements of SHG and its Subsidiaries referred to in Section 3.04.

          (c) An Event of Default shall be understood to be continuing until it has ceased to exist and Lenders' Agent receives evidence satisfactory to it that such Event of Default has ceased to exist.

II.  AMOUNT AND TERMS OF CREDITS; SECURITY; COLLECTION ACCOUNTS

     SECTION 2.01 COMMITMENT OF THE LENDERS. (a) Each Lender severally and not jointly with the other Lenders agrees, on the terms and subject to the conditions herein set forth (including the limitations in the remainder of this provision and in Section 2.02(a)), to make loans hereunder, including the loans provided for in Section 2.01(d) (each, together with each Loan deemed made as provided in Section 2.01(c), a "Loan" and, collectively, together with the Loans deemed made as provided in Section 2.01(c), the "Loans") to the Borrowers (acting jointly and severally) at any time (and, on a revolving basis, from time to time) during the period commencing on the Closing Date and ending on the Termination Date (or such earlier time as the Total Commitment or such Lender's Commitment may be terminated hereunder) in an amount up to the lesser of (i) such Lender's Unused Commitment at the time or (ii) such Lender's Commitment Percentage of the maximum amount of the credit that may be extended hereunder at the time to the Borrowers (through Loans and Letter of Credit Guaranties) pursuant to Section 2.02. The principal amount of any Loan that has been repaid may be reborrowed in accordance with the provisions of this Agreement.

          (b) The Loans in each Borrowing shall be made by the Lenders pro rata in accordance with their respective Commitment Percentages. The failure of any Lender to make any Loan shall not relieve any other Lender of its obligations hereunder, and no Lender shall have any responsibility for the failure by any other Lender to fulfill its obligations to make Loans hereunder.

          (c) Each payment made by CITBC under a Letter of Credit Guaranty, if not immediately reimbursed by the Borrowers, shall automatically become and be deemed to constitute a Loan hereunder made by CITBC at the time of such payment. However, for purposes of calculating the Lenders' respective Unused Commitments and their respective obligations to make Loans pursuant to Section 2.01(a), each Loan of CITBC that arises as provided in the preceding sentence shall be treated as a Loan of each Lender other than CITBC in an amount equal to the principal of such CITBC Loan which is covered by a Participation acquired by such Lender in such CITBC Loan pursuant to Section 9.01 of this Agreement, and as a Loan of CITBC in an amount equal to one hundred percent of such CITBC Loan less the aggregate amount allocated to other Lenders in calculating their Unused Commitments pursuant to this provision.

          (d) In order to provide for payment of all out-of-pocket expenses and Fees payable to Lenders' Agent pursuant to Article II of this Agreement (for distribution by it as provided therein) on the Closing Date and all obligations of the Borrowers under the Pre-Petition Secured Loans outstanding on the Filing Date, the Borrowers hereby agree to make Borrowings from the Lenders (consisting of Loans in amounts determined in accordance with their respective Commitment Percentages) (i) on the date the First Day Order is entered by the Bankruptcy Court, in such amount as is necessary to effect the payment of such expenses and Fees and (ii) on the date the Interim Order is entered by the Bankruptcy Court, in such amount as is necessary to pay such obligations under the Pre-Petition Secured Loans. The Borrowers hereby irrevocably instruct and authorize the Lenders to make such Loans available to the Borrowers on such dates by applying the proceeds of such Loans in full to payment of such expenses, Fees and obligations (in accordance with payment instructions given by the Borrowers in the case of such obligations under the Pre-Petition Secured Loans), and the Lenders hereby agree, on the terms and subject to the conditions of this Agreement, to make such Loans to the Borrowers on such dates for such purposes, without need for delivery by SHG of a Notice of Borrowing. The Borrowers acknowledge that they shall have no right to receive any funds from the Lenders on account of the Loans to be made by them under this provision otherwise than through application of the proceeds of such Loans as expressly provided for in this provision, and the Lenders will be deemed to have made such Loans to the Borrowers by applying the proceeds thereof in accordance with this provision.

          (e) Each of the Borrowers, jointly and severally, will be obligated in respect of the aggregate principal amount of all Loans, and the aggregate amount of credit available hereunder to any of the Borrowers at any time shall be determined taking into account all Loans outstanding and all
     Letter of Credit Guaranty Outstandings, regardless of which of the Borrowers may have received the proceeds of any of the Borrowings or the benefit of any of the Letters of Credit and regardless of which of the Borrowers has applied for any of the Letters of Credit giving rise to any of the Letter of Credit Guaranty Outstandings. By executing this Agreement each of the Borrowers confirms to the other parties to this Agreement that SHG shall (and has been duly appointed by each of the Borrowers to) act as agent for the Borrowers for all purposes of requesting Loans and the issuance of Letter of Credit Guaranties, for purposes of allocation (to the extent permitted herein) of the proceeds of Loans and requests for issuance of Letter of Credit Guaranties, and for all other purposes of this Agreement pursuant to any provision identifying SHG as the Borrower to take any action or receive any communication (regarding uses and the availability of credit hereunder, and otherwise). Each of the Lenders and the Agents shall be entitled to deal as to these matters only with SHG and (to the extent contemplated herein) to act as to these matters in accordance with instructions or other communications from SHG. None of the

     Lenders or Agents shall have any responsibility to any Borrower for acting as provided in this provision, and the Obligations of each of the Borrowers to the Lenders shall not be affected by any matter relating to acts or omissions of SHG relating to the Loans, requests for Letter of Credit Guaranties or otherwise as agent for the Borrowers hereunder.

     SECTION 2.02 BORROWING BASE EFFECT ON CREDIT AVAILABILITY. (a) Notwithstanding any other provision of this Agreement to the contrary, no Lender shall be obligated to make any Loan and CITBC will not be obligated to issue a Letter of Credit Guaranty if, as a result, the sum of (i) the aggregate principal amount of the Loans of all Lenders outstanding plus (ii) the aggregate Letter of Credit Guaranty Outstandings less cash then held in the Cash
Collateral Account would exceed the lesser of (x) the Total Commitment (as it may have been reduced) or (y) the Borrowing Base (the lesser of those amounts at any time, the "Credit Availability" at such time).

          (b) Except as expressly provided below in this Section, cash held in the Cash Collateral Account shall not be available for use by any Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise. Cash held in the Cash Collateral Account for longer than two (2) Business Days shall accrue interest for each day following the second Business Day after its deposit thereto until the date of its application or release pursuant to this Agreement at a rate per annum equal to the Alternate Base Rate for such day minus a spread of three and one half percent (3.5%) (but such interest shall accrue only if an Event of Default is not continuing on such day). Such interest shall be calculated on the basis of the actual number of days elapsed and a year of 360 days. All such interest, when credited to the Cash Collateral Account from time to time, shall be held therein and applied pursuant to this Agreement as Collateral. If any interest in excess of the interest referred to in this provision is actually paid on the funds held in the Cash Collateral Account from time to time, it shall be retained by Lenders' Agent for its own benefit as compensation for its services in administering the Cash Collateral Account, including the services provided for in Section 2.02(c).

          (c) At the request of the Borrowers, made by notice given by SHG to Lenders' Agent and CITBC at any time when a Default has not occurred (or, if it has, such Default or any Event of Default is not continuing), Lenders' Agent shall, to the extent necessary, make the funds held in the Cash Collateral Account available to CITBC for payment by it, on behalf of the relevant Borrowers, of reimbursement then due to an Issuing Bank in respect of a Letter of Credit covered by a Letter of Credit Guaranty. Each such notice shall identify in all necessary detail the name of the relevant Issuing Bank and Letter of Credit, the date on which the reimbursement became or becomes due, the account to which payment to such Issuing Bank is to be made, the name of a person who may be contacted by CITBC in respect of such payment and all such further information as CITBC may reasonably request regarding the circumstances that give rise to the right of reimbursement of such Issuing Bank. Subject to compliance by the Borrowers with this provision, CITBC shall, as soon as practicable, apply the funds so made available to it by Lenders' Agent to make such reimbursement payment to the relevant Issuing Bank as provided in such notice. CITBC shall have no responsibility to the Borrowers or any other party to this Agreement for action taken by it in accordance with this provision and shall have no responsibility for any delay in its taking such action as a result of circumstances beyond its control or its need to verify any of the information furnished to it by SHG.

     SECTION 2.03 LETTER OF CREDIT GUARANTIES. (a) On the terms and subject to the conditions herein set forth, SHG may, at any time and from time to time after the date hereof and prior to the Termination Date, request that CITBC issue, and on the terms and subject to the conditions contained herein, CITBC, if so requested, shall issue, for the account of a Borrower designated in the relevant request from SHG, one or more Letter of Credit Guaranties; provided that no Letter of Credit Guaranty shall be issued if after giving effect to its issuance (i) the aggregate Letter of Credit Guaranty Outstandings would exceed $75,000,000 or (ii) the aggregate Letter of Credit Guaranty Outstandings, when added to the aggregate outstanding principal amount of the Loans (and Loans scheduled to be made on the same day pursuant to this Agreement) would exceed the sum of the Credit Availability and cash then held in the Cash Collateral Account pursuant to Sections 2.03(b) and 2.13(a); and no Letter of Credit Guaranty shall be issued unless the requirements of Section 2.03(b) are met to the entire satisfaction of CITBC.

          (b) No Letter of Credit Guaranty shall be issued in respect of a Letter of Credit that expires after the earlier of (x) twelve (12) months from the date of issuance of such Letter of Credit or (y) sixty (60) days after the Maturity Date; provided that, if a requested Letter of Credit Guaranty relates to a Letter of Credit with an expiry date falling after the Maturity Date, such Letter of Credit Guaranty shall not be issued unless the Lenders and the Borrowers have agreed to an appropriate downward adjustment of the Credit Availability (as determined by the Lenders in their sole discretion); and provided, further, that if any Letter of Credit Guaranty relates to a Letter of Credit with an expiry date that actually falls after the Termination Date, the Borrowers shall, on or before the Termination Date, (i) cause the Issuing Banks in respect of all such Letters of Credit to confirm in writing to CITBC that such Letters of Credit have been returned to such Issuing Banks undrawn and marked "cancelled" or (ii) if the Borrowers are unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to CITBC in form and substance satisfactory to CITBC (in its sole discretion), issued by a bank satisfactory to Required Lenders, including CITBC, in their sole discretion, in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit subject to Letter of Credit Guaranties and/or (y) deposit cash in the Cash Collateral Account in an amount equal to 105% of the then undrawn stated amount of all such outstanding Letters of Credit as additional collateral security for the Borrowers' obligations in connection with the Letter of Credit Guaranties.

     SECTION 2.04 ISSUANCE OF LETTER OF CREDIT GUARANTIES. If the Borrowers wish CITBC to issue a Letter of Credit Guaranty, SHG shall give CITBC notice to that effect, specifying the proposed issuance date for such Letter of Credit Guaranty and the related Letter of Credit (which shall be a Business Day), the stated amount of the Letter of Credit Guaranty so requested, the proposed expiration date of such related Letter of Credit (which shall be the same as the expiration date of such Letter of Credit Guaranty) and the name and address of the Issuing Bank and of the beneficiary of such related Letter of Credit (as well as such further information as CITBC may request), at least two Business Days before the proposed issuance date (or such shorter period as may be agreed upon in writing by CITBC and SHG).

     SECTION 2.05 ABSOLUTE NATURE OF LOAN OBLIGATIONS RELATING TO LETTER OF CREDIT GUARANTIES. The obligations of the Borrowers in respect of Loans that arise as a result of payments under Letter of Credit Guaranties shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation:
(i) any lack of validity or enforceability of any related Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary of any related Letter of Credit or the Issuing Bank; (iii) the fact that, or any allegation that, any draft, demand, certificate or other document presented under such Letter of Credit Guaranty or any related Letter of Credit is or was forged, fraudulent, invalid or insufficient in any respect, or any statement therein is or was untrue or inaccurate in any respect; (iv) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing (it being understood that any such payment by the Borrowers of their obligations hereunder in respect of any such Loan shall be without prejudice to, and shall not constitute a waiver of, any rights any of the Borrowers might have or might acquire against the beneficiary of any Letter of Credit or against any Issuing
Bank).

     SECTION 2.06 MAKING OF LOANS. (a) Except as contemplated by Section 2.12, Loans shall be either ABR Loans or Eurodollar Loans, as SHG may request subject to and in accordance with this Section; provided that (i) all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type and (ii) all Loans shall be ABR Loans until the later of forty-five (45) days after the entry of the Interim Order and the third Business Day after completion of the syndication of the credit facility evidenced by this Agreement (as communicated by Lenders' Agent to SHG). Each Lender may fulfill its Commitment pursuant to Section 2.01 with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Lender to make such Loan. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to
Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be outstanding at the same time; provided that no more than ten (10) Borrowings of Eurodollar Loans may be outstanding at any time. The Type of the Loans in any Borrowing shall continue or be changed as contemplated in Sections 2.11, 2.12 and 2.16.

          (b) Except as otherwise provided in Section 2.01(d), if the Borrowers wish to make a Borrowing, SHG shall give Lender' Agent notice, substantially in the form set forth in Exhibit F, requesting such Borrowing. Each such notice shall constitute the Borrowers' irrevocable commitment to make the Borrowing requested therein and shall specify the amount of the proposed Borrowing (which shall not be less than $5,000,000 in the case of Eurodollar Loans, and $1,000,000 in the case of ABR Loans) and the proposed borrowing date (which shall be a Business Day), shall contain disbursement instructions and shall be accompanied by or include the Borrowers' certification of the proposed use of the proceeds of the proposed Borrowing (with such information as may be required to evidence that such use is permitted by Section 5.09). Each such notice, to be effective, must be received by Lenders' Agent not later than 12:00 noon, New York City time, on the third Business Day before the proposed date for the relevant Borrowing, in the case of Eurodollar Loans, and no later than 11:00 a.m., New York City time on the proposed date for the relevant Borrowing, in the case of ABR Loans. Each such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or of Eurodollar Loans and, if Eurodollar Loans, the proposed Interest Period with respect thereto. If a Borrowing notice requests a Borrowing of Eurodollar Loans but does not specify the proposed Interest Period, such notice shall be deemed a request for an Interest Period of one month. If a

     Borrowing notice fails to specify the Type of Loans to be made in the Borrowing, such notice shall be deemed a request for Borrowing of ABR Loans. Each such notice shall also certify whether or not a Default has occurred and is continuing (and, if so, include details regarding the Default) and shall certify that no Event of Default has occurred and is continuing.

          (c) In lieu of delivering a notice as provided in the preceding subsection, SHG may, by the required time specified above, give Lenders' Agent telephonic notice constituting a borrowing request (with all information required in the preceding subsection); provided, however, that such notice shall be promptly, and in any event within one Business Day, confirmed in writing by delivery to Lenders' Agent of a notice conforming to the requirements of the preceding subsection. Lenders' Agent shall not incur any liability to the Borrowers for acting upon any telephonic notice that Lenders' Agent believes in good faith to have been given by a duly authorized officer of SHG or another Person authorized to request Borrowings on behalf of the Borrowers or for otherwise acting in good faith in treating such telephonic notice as a Borrowing request hereunder for all purposes.

          (d) Lenders' Agent shall promptly give each Lender notice of its proportionate share of each requested Borrowing, the date of such Borrowing, the Type of Loan to be included in such Borrowing and the Interest Period applicable thereto, as appropriate, and shall indicate whether Lenders' Agent will be funding the Loans to be included in such Borrowing. Except as otherwise provided in Section 8.02, on the borrowing date for the Borrowing to be made pursuant to Section 2.01(d) and on each other borrowing date specified in a notice given in accordance with Section 2.06(b) or 2.06(c) for a Borrowing, each Lender shall make its share of such Borrowing available at The Chase Manhattan Bank, no later than 12:00 noon, New York City time, in immediately available funds. Lenders' Agent shall disburse the funds to be made available hereunder to the Borrowers in connection with each Borrowing in the manner specified in the Notice of Borrowing delivered by SHG; provided that all conditions precedent to the making of the requested Loans have been satisfied as provided herein (and, should Lenders' Agent not be advancing funds for such disbursement for the accounts of the Lenders as contemplated in Section 8.02, also provided that Lenders' Agent has received from the Lenders the funds to be made available by them hereunder to fund the relevant Borrowing). Lenders' Agent shall use reasonable efforts to make the funds to be disbursed hereunder to the Borrowers in connection with each Borrowing available to the Borrowers no later than 2:00 p.m. New York City time.

     SECTION 2.07 REPAYMENT OF LOANS. Except as otherwise provided herein, the outstanding principal balance of all of the Loans shall be repaid by the Borrowers on the Termination Date, together with interest payable on such date as provided in Section 2.08. Each Lender shall, and is hereby authorized by the Borrowers to record in such Lender"s internal records an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information relating to such Loan and such payments from time to time; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms of this Agreement (and any applicable Notes).

     SECTION 2.08 INTEREST ON LOANS. (a) Subject to the provisions of Section 2.09, interest shall accrue on the outstanding principal amount of each ABR Loan (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the sum of (i) the Alternate Base Rate plus
(ii) one quarter of one percent (0.25%), from and including the date such Loan is made and to but excluding the date it is repaid in full or converted to a Eurodollar Loan.

          (b) Subject to the provisions of Section 2.09, interest shall accrue on the outstanding principal amount of each Eurodollar Loan (computed on the basis of the actual number of days elapsed over a year of 360 days) during each Interest Period applicable thereto (from and including the first day and to but excluding the last day thereof) at a rate per annum equal to the sum of (i) the Adjusted LIBO Rate for such Interest Period in effect for such Borrowing plus (ii) two and three quarters percent (2.75%).

          (c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and upon any repayment or prepayment of any portion thereof (on the amount repaid).

     SECTION 2.09 DEFAULT INTEREST. If an Event of Default has occurred and is continuing, interest shall accrue on the principal amount of the Loans outstanding from time to time at the rate per annum provided for below in this Section for interest on amounts that have not been paid when due. Except as otherwise provided for below in this Section or elsewhere in this Agreement, such interest shall be payable on the Interest Payment Dates for the relevant Loans and shall be calculated as provided in the applicable subsection of
Section 2.08. If any of the principal of or interest on any Loan or any other amount due hereunder from the Borrowers is not paid as and when due, whether at stated maturity, by acceleration or otherwise, interest shall, to the extent permitted by law, accrue on such amount, from and including its scheduled due date and to but excluding the day it is paid in full (both before and after judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the sum of (i) the Alternate Base Rate plus (ii) two percent (2.00%). The Borrowers shall pay interest accruing pursuant to the preceding sentence daily and, to the extent permitted by applicable law, any such interest that is not paid on any day shall itself bear interest as provided herein.

     SECTION 2.10 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. Upon at least two Business Days' prior notice to Lenders' Agent given at any time after the date numerically corresponding to the Filing Date in the sixth month thereafter, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment by reduction pro rata of the Lenders' respective Unused Commitments (in accordance with their respective Commitment Percentages). Each such reduction of the Commitments shall be in the principal amount of $5,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Commitment pursuant to this provision, the Borrowers shall pay to Lenders' Agent for the account of each Lender the Commitment Fee accrued on the amount of the Commitment of such Lender so terminated or reduced through the date thereof of the reduction or termination.

     SECTION 2.11 ALTERNATE RATE OF INTEREST. If Lenders' Agent determines at any time that reasonable means do not exist for ascertaining the applicable Adjusted LIBO Rate for any Interest Period for any Eurodollar Loans, or proposed Eurodollar Loans, Lenders' Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrowers and the Lenders. Until such time as Lenders' Agent determines that the circumstances giving rise to such notice have ceased to exist (and Lenders' Agent shall give the Borrowers and the Lenders notice as soon as practicable after it makes such a determination), the following shall apply: any request by SHG for a Borrowing of Eurodollar Loans with an Interest Period of the same number of months (including pending requests for new Borrowings and refinancings of outstanding Borrowings) pursuant to Section 2.06 or 2.12 shall be deemed a request for a Borrowing of ABR Loans (but, in the case of outstanding Eurodollar Loans, only beginning on the last day of the then current Interest Period for such Loans). Each determination by Lenders' Agent as contemplated in this provision shall be conclusive and binding upon the Borrowers.

     SECTION 2.12 REFINANCING OF LOANS. If the Borrowers wish (i) to refinance any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (ii) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, they shall be entitled to do so if SHG gives Lenders' Agent notice to that effect as provided below not later than the third Business Day before the date for the requested refinancing or the last day of the then current Interest Period, as the case may be, subject to the following:

          (a) no Event of Default shall have occurred and be continuing at the time of such refinancing;

          (b) if less than a full Borrowing of Loans is to be refinanced, such refinancing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Lenders immediately prior to such refinancing;

          (c) the aggregate principal amount of Loans being refinanced shall be at least $5,000,000, and any partial refinancing of a Borrowing of Eurodollar Loans shall be in an amount such that the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing is not less than $5,000,000;

          (d) each Lender shall make each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced (and the Borrowers shall not be entitled otherwise to direct application of the proceeds of a refinancing);

          (e) the Interest Period with respect to a Borrowing of Eurodollar Loans being refinanced or being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the then current Interest Period applicable to such continuing Borrowing, as the case may be;

          (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

          (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

     Each such notice, to be effective, must be received by Lenders' Agent not later than 12:00 noon, New York City time, on the third Business Day before the date of any requested refinancing, and each such notice shall be irrevocable. If SHG fails to give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. Lenders' Agent shall, after it receives each notice given by SHG pursuant to this provision, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

     SECTION 2.13 MANDATORY PREPAYMENTS AND COMMITMENT TERMINATION; RELATED CASH COLLATERAL DEPOSIT. The outstanding Obligations shall be subject to mandatory prepayment as follows:

          (a) if at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Guaranty Outstandings exceeds the sum of (i) the Credit Availability plus (ii) cash deposited in the Cash Collateral Account pursuant to Sections 2.03(b) and 2.13(a), the Borrowers shall immediately (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Guaranty Outstandings in excess of the amount of cash so held in the Cash Collateral Account to be equal to or less than the Credit Availability, and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Guaranty Outstandings exceed the Credit Availability by an amount (the "shortfall") that is greater than the amount of cash so held in the Cash Collateral Account, deposit into the Cash Collateral Account an amount equal to 105% of the shortfall; and

          (b) on the Termination Date, the Commitment of each Lender shall be terminated in full and the Borrowers shall repay the Loans in full and, if any Letter of Credit Guaranty remains outstanding, deposit into the Cash Collateral Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Guaranty Outstanding exceeds the amount of cash held in the Cash Collateral Account.

     SECTION 2.14 OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF LENDERS. (a) The Borrowers shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three (3) Business Days' advance notice to the Agent from SHG and (y) with respect to ABR Loans, on the same Business Day, subject to advance notice received by Lenders' Agent from SHG before 12:00 noon, New York City time; provided, however, that (i) with respect to Eurodollar Loans, each such partial prepayment shall be a multiple of $1,000,000, (ii) with respect to ABR Loans, each such partial prepayment shall be a minimum of $1,000,000 or any higher multiple of $100,000, and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall be permitted if it would result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of intent to make a prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which such Loans were made, shall be irrevocable and shall commit the Borrowers to prepay such Loans by the amount and on the date stated therein. Lenders' Agent shall, promptly after receiving any notice given by SHG hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

          (b) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released
     (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid in whole or in part other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.06 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the amount reasonably determined by such Lender to be the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Loan, for the period from the date of such payment or failure to borrow to Relevant Date (as defined below), over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading Lenders in the London interbank market. Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender. For purposes of the foregoing, "Relevant Date" shall mean, (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, the last day of the then current Interest Period for such Loan, and (y) in the case of a failure to borrow the Eurodollar Loans in a requested Borrowing, the last day of the Interest Period for such Loan that would have commenced on the date of such failure to borrow.

          (c) In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14 (a), the Borrowers on demand by any Lender shall pay to Lenders' Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

          (d) Any partial prepayment of the Loans by the Borrowers pursuant to Sections 2.13 or 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by Lenders' Agent; provided that in each case no Eurodollar Loans shall be prepaid pursuant to
     Section 2.13 to the extent that such Loans have an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

     SECTION 2.15 RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (or under the Notes evidencing its Loans), whether of principal, interest or otherwise, by an amount deemed by such Lender to be material, then the Borrowers will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or a Participation (as hereinafter defined) in, any Letter of Credit Guaranty by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrowers if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

          (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     SECTION 2.16 CHANGE IN LEGALITY. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by notice to the Borrowers, such Lender may
(i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by SHG for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph
(a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.16, a notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.17 PAYMENT MATTERS. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections 2.15 and 2.16) shall be made pro rata among the Lenders in accordance with the then outstanding principal amount of the Loans (adjusted, as necessary, among CITBC and the other Lenders for pro rata treatment of all the Lenders in relation to the Loans that arise from payments under Letter of Credit Guaranties Outstandings and the Participations therein of the Lenders other than CITBC), and all payments of

Commitment Fees shall be made pro rata among the Lenders in accordance with their respective Commitment Percentages. All payments by the Borrowers hereunder (and under any Notes) shall be made (i) without setoff or counterclaim and (ii) in Dollars in immediately available funds, at the office of Lenders' Agent by 12:00 noon, New York City time, on the date on which such payment is due, for allocation by Lenders' Agent among the Lenders and the Agents in accordance with their respective interests and as provided herein. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.18 TAXES. (a) Any and all payments by the Borrowers hereunder (and under any Notes) shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of any Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on any Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which such Agent or Lender (or Transferee) is organized or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Agent or Lender (or Transferee) would not be subject to tax but for the execution and performance of this Agreement; and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder (or under any Notes) to a Lender (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Lender (or Transferee) becomes a Lender (or Transferee, as the case may be), but not excluding, with respect to such Lender (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement or the Notes) taken by any Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or any Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender (or Transferee) or Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Borrowers shall indemnify each Lender (or Transferee) and each Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender

     (or Transferee) or Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or an Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrowers of the availability of such refund and shall, within 30 days after receipt of a request by SHG, apply for such refund at the Borrowers' expense. If any Lender (or Transferee) or Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers pursuant to this Section, it shall promptly notify the Borrowers of such refund and shall, within 30 days after receipt of a request by SHG (or promptly upon receipt, if SHG has requested application for such refund pursuant hereto), repay such refund to the Borrowers for allocation among them as determined by SHG (to the extent of amounts that have been paid by the Borrowers under this Section with respect to such refund plus interest that is received by the Lender (or Transferee) or Agent as part of the refund), net of all out-of-pocket expenses of such Lender (or Transferee) or Agent and without additional interest thereon; provided that the Borrowers, upon the request of such Lender (or Transferee) or Agent, shall return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or Agent in the event such Lender (or Transferee) or Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Lender (or Transferee) or Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by any Borrower in respect of any payment to any Lender (or Transferee) or Agent, such Borrower will furnish to Lenders' Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (f) Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrowers hereunder, deliver to SHG (for distribution to the Borrowers) such certificates, documents or other evidence, as required by the Tax Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Tax Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrowers and Lenders' Agent have received forms or other documents satisfactory to them indicating that such payments hereunder (or under any Notes) are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or Lenders' Agent shall withhold taxes from such payments at the applicable statutory rate.

          (g) The Borrowers shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of subsection (f) above.

          (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by SHG or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Lender, be otherwise materially disadvantageous to such Lender (or Transferee).

     SECTION 2.19 COMMITMENT LETTER FEE. The Borrowers have paid to Lenders' Agent, for allocation among the Agents and the Lenders (as separately agreed by them), a non-refundable fee (the "Commitment Letter Fee") in the amount of $1,250,000.

     SECTION 2.20 COMMITMENT FEE. The Borrowers shall pay to the Lenders a commitment fee (the "Commitment Fee") for the period commencing on the date of this Agreement and ending on the Termination Date (or such earlier date as the Total Commitment terminates), computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of 0.375% per annum on the average daily Unused Total Commitment. The Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last day of each calendar month, (y) on the Termination Date and (z) as provided in Section 2.10, upon any reduction or termination in whole or in part of the Total Commitment.

     SECTION 2.21 LETTER OF CREDIT FEE. The Borrowers shall pay with respect to the Letter of Credit Guaranty Outstandings (i) to CITBC (for distribution among the Lenders as provided in Article IX) a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one and three quarters percent (1.75%) per annum on the daily average Letter of Credit Guaranty Outstandings (for allocation among them in accordance with their respective Commitment Percentages) and (ii) to CITBC for its own account, its customary fees for issuance of Letter of Credit Guaranties, processing of requests for Letter of Credit Guaranties and related matters and expenses. Accrued fees described in clause (i) of the first sentence of this subsection in respect of each Letter of Credit Guaranty shall be due and payable quarterly in arrears on the last calendar day of each March, June, September and December of each year and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this subsection in respect of each Letter of Credit Guaranty shall be payable at times to be determined by CITBC, upon demand.

     SECTION 2.22 AGENT ADMINISTRATION AND COLLATERAL MONITORING FEES. The Borrowers shall pay to Lenders' Agent for its own account a fee (the "Agent Administration Fee") in the amount of $100,000 per annum and to Lenders' Agent for the account of the Collateral Agent a fee (the "Collateral Monitoring Fee") in the amount of $300,000 per annum. Each such Fee shall be payable, in advance, on the date the First Day Order is entered by the Bankruptcy Court, whether or not any Loans are then made, and thereafter on each anniversary of the date the First Day Order is entered by the Bankruptcy Court.

     SECTION 2.23 FIRST DAY ORDER FEE. The Borrowers shall pay to Lenders' Agent, for allocation among the Agents and the Lenders (as separately agreed by them), a non-refundable fee (the "First Day Order Fee") in the amount of $1,250,000. This Fee shall be payable on or before the date the First Day Order is entered by the Bankruptcy Court.

     SECTION 2.24 FINAL ORDER FEE. The Borrowers shall pay to Lenders' Agent, for allocation among the Agents and the Lenders (as separately agreed by them), a non-refundable fee (the "Final Order Fee") in the amount of $1,000,000; provided, however, that if the entry of the Final Order occurs in lieu of entry of the First Day Order, the Borrowers shall pay to Lenders' Agent a Final Order Fee in the amount of $2,250,000 (in lieu of the Fee payable under Section 2.23 and the Fee provided for above in this Section). This Fee shall be payable on the date the Final Order is entered by the Bankruptcy Court.

     SECTION 2.25 [INTENTIONALLY OMITTED].

     SECTION 2.26 RIGHT OF SET-OFF. Subject to the provisions of Section 7.01, upon the occurrence and during the continuance of any Event of Default, each Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender or Agent shall have made any demand under any Loan Document and although such obligations may be unmatured. Each Lender and each Agent agrees promptly to notify the Borrowers after any such set-off and application made by such Lender or Agent, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and each Agent under this Section are in addition to other rights and remedies which such Lender and Agent may have upon the occurrence and during the continuance of any Event of Default.

     SECTION 2.27 Security Interest in Collateral. (a) Pursuant to Sections 364(c)(2) and (3) of the Bankruptcy Code, each of the Borrowers hereby assigns and pledges to the Collateral Agent, for its benefit and for the ratable benefit of the Lenders and Lenders' Agent, and each of the Borrowers hereby covenants, represents, and warrants that, upon entry of the First Day Order, pursuant to Bankruptcy Code Sections 364(c)(2) and (3), the Obligations of the Borrowers shall at all times be secured by a Lien on and security interest in all of such Borrower's right, title and interest in and to all of the following which (x) is and shall be subject and subordinate to the Liens thereon that are valid and perfected on the Filing Date (provided that, with respect to the Accounts identified on Schedule 2.27(a), each of the Borrowers hereby covenants, represents and warrants that such Accounts are not subject to any such Liens) and (y) otherwise is and shall be a first priority security interest senior to all other Liens, if any: all present and future Accounts, Real Estate, all

Inventory, all present and future Equipment, Documents of Title, General Intangibles, and all other personal property of such Borrower (but excluding claims (or the proceeds derived from such claims) of the Debtors under Sections 544, 545, 547 and 548 of the Bankruptcy Code) and any other Collateral delivered to the Collateral Agent or Lenders' Agent or any Lender pursuant to this Agreement or any other agreement and the proceeds of each of the foregoing, as follows:

          (i) all of the foregoing, whether presently in existence or hereafter acquired or created, however acquired or created, and which is owned by any Borrower or in which such Borrower has any interest, whether held by such Borrower or others for its account, and, in the case of Equipment, whether such Borrower's interest in such Equipment is as owner or lessee or conditional vendee;

          (ii) all Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Collateral Agent or any Borrower from such Borrower's customers, as well as all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by any Borrower, or to the sale, promotion or shipment thereof;

          (iii) all present and future Accounts;

          (iv) all Real Estate;

          (v) all Equipment whether the same constitutes personal property or fixtures, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to Equipment;

          (vi) all present and future General Intangibles; and

          (vii) all proceeds and products of all of the foregoing.

     (b) Effective on and after the date of the entry by the Bankruptcy Court of the Interim Order, pursuant to Section 364(d)(1) of the Bankruptcy Code, each of the Borrowers hereby assigns and pledges to the Collateral Agent, for its benefit and for the ratable benefit of the Lenders and Lenders' Agent, a first priority priming security interest, senior to all other Liens, if any, in and Lien on all of such Borrower's right, title and interest in and to, and each of the Borrowers hereby covenants, represents, and warrants that, upon entry of the Interim Order, pursuant to Bankruptcy Code Section 364(d)(1), the Obligations of the Borrowers shall at all times be secured by, all of the following: all present and future Accounts, all Inventory that is not held at a skilled nursing Facility identified in Schedule 3.11 (the "Primed Inventory"), leasehold interests in respect of Real Estate and the proceeds of each of the foregoing, as follows:

          (i) all Primed Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Collateral Agent or any Borrower from such Borrower's customers, as well as all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by any Borrower, or to the sale, promotion or shipment thereof;

          (ii) all present and future Accounts subject only to the Omega Lien in respect of the Accounts identified in the definition of that term;

          (iii) all leasehold interests in respect of Real Estate; and

          (iv) all proceeds and products of the Collateral referred to above in this subsection (collectively, the "Primed Collateral").

     Without limiting the foregoing, the first priority, priming Lien on Accounts granted hereunder shall be senior to and prime any right of a holder of a claim, including, without limitation, any governmental entity, mortgagee or landlord, that arose, or is deemed to arise, prior to the Filing Date to offset such claim against any Accounts that are created or otherwise arise after the Filing Date.

     (c) All of the right, title and interest of the Borrowers in and to all items identified in subsections (a) and (b) of this Section 2.27 are referred to collectively in this Agreement as the "Collateral." It shall be understood that upon (i) entry of the First Day Order, the Lien created under this Section 2.27 on the Accounts identified on Schedule 2.27(a) in favor of the Collateral Agent (for its benefit and the ratable benefit of the Lenders and Lenders' Agent) shall, subject to the Omega Lien in respect of the Accounts identified in the definition of that term, constitute a first priority Lien senior to all other Liens in all such Collateral and (ii) entry of the Interim Order and upon payment of the Borrowers' obligations under the Pre-Petition Secured Loans with the proceeds of the Borrowing under Section 2.01(d), the Lien created under this
Section 2.27 on the Primed Collateral in favor of the Collateral Agent (for its benefit and the ratable benefit of the Lenders and Lenders' Agent) shall constitute a first priority Lien senior to all other Liens in all property of the Borrowers that, until such payment, was subject to any Lien in favor of any other Person.

     (d) The Liens referred to in subsections (a) and (b) of this Section 2.27 shall be subject in each case to (1) in the event of the occurrence and during the continuance of a Carve-Out Event (as hereinafter defined), the payment of allowed and unpaid professional fees and disbursements incurred by the Borrowers and any statutory committees appointed in the Cases in an aggregate amount not in excess of $5,000,000 and (2) the payment of fees pursuant to 28 U.S.C.
Section 1930 (collectively, the "Carve-Out"); provided that following the Termination Date amounts in the Cash Collateral Account shall not be subject to the Carve-Out (it being understood that the Superpriority Claim granted to the Agents and the Lenders as described herein shall continue to be subject to the Carve-Out). The Lenders agree that so long as (i) no Event of Default under
Section  7.01(b),   Section  7.01(e)-(l),   Section   7.01(p)-(q),   or  Section
7.01(t)-(x) is continuing or (ii) the Lenders' Agent has not given the professionals appointed in the Cases and the United States Trustee written notice of the occurrence of any other Event of Default (a "Carve-Out Event"), the Borrowers shall be permitted to pay compensation and reimbursement of expenses authorized to be paid under 11 U.S.C. Section 330 and 11 U.S.C. Section 331 or otherwise pursuant to an order of the Bankruptcy Court, as the same may be due and payable, and the same shall not reduce the Carve-Out.

     SECTION 2.28 CERTAIN MATTERS RELATING TO THE COLLATERAL. In furtherance of the foregoing continuing assignment and security interest in the Collateral, and without limiting the agreements of each Borrower in Article V, each of the Borrowers agrees as follows:

          (a) Such Borrower shall execute and deliver to the Collateral Agent in such form and manner as the Collateral Agent may reasonably require, solely for the Collateral Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts as the Collateral Agent may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as the Collateral Agent may reasonably require. In addition, upon the Collateral Agent's request, such Borrower shall provide the Collateral Agent with copies of agreements with, or purchase orders from, such Borrower's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to such Borrower's Accounts and other Collateral as the Collateral Agent may reasonably require. Failure to provide the Collateral Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein or in the Orders. Each Borrower hereby authorizes the Collateral Agent to regard such Borrower's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the authorized officers or agents of such Borrower.

          (b) Such Borrower shall safeguard, protect and hold all Inventory for the account of the Lenders and the Agents and make no disposition thereof except in the regular course of business of such Borrower. Until Lenders' Agent has given the Borrowers notice to the contrary, as provided for below, any Inventory of a Borrower may be sold and shipped by such Borrower to its customers in the ordinary course of such Borrower's business; provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to the Collateral Agent in accordance with this Agreement. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in such Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Collateral Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

     SECTION 2.29 MATTERS RELATING TO CONTROLLED ACCOUNTS. All collections from Accounts shall be managed as provided in this Section, except as otherwise expressly provided in this Agreement.

          (a) The Borrowers shall establish and maintain at their expense with the banks identified in Schedule 2.29(a) the accounts there identified (the "Collection Accounts"), with the names there indicated, subject to such redenominations as the Agents may request to indicate the interests therein of the Agents and the Lenders, and subject to such changes of depositaries as the Agents may, in their sole discretion, approve in advance. The Borrowers shall ensure that all collections of Accounts are paid directly from the relevant Account Debtors into the Collection Accounts in accordance with the procedures and arrangements in place on the date of this Agreement as previously described by SHG to the Agents, subject to such changes as may be approved in advance by the Agents. The Borrowers shall also ensure that all funds paid into the Collection Accounts are transferred directly or indirectly (in accordance with the aforementioned procedures and arrangements), on each Local Business Day, in immediately available funds, into a depository account maintained by Lenders' Agent at First Union National Bank or such other commercial bank as may be selected by Lenders' Agent in its sole discretion and communicated to the Borrowers (the "Concentration Account"). The Borrowers acknowledge that they waive and shall have no right to object to or seek to delay any such transfer or to cause any other application of any such funds. The Borrowers shall accurately report to Lenders" Agent all amounts deposited in the Collection Accounts to ensure the proper transfer of funds as set forth above.

          (b) The Borrowers shall use reasonable efforts to cause the banks at which the Collection Accounts are maintained to enter into agreements in form and substance satisfactory to the Agents providing for these daily transfers, acknowledging that the items received or deposited in the Collection Accounts maintained with them are subject to the Lien of the Collateral Agent, for the benefit of the Agents and the Lenders, that such bank has no Lien upon or right of setoff against any Collection Account maintained with it or any of the items received for deposit therein or the funds deposited from time to time therein, and that, upon the request of the Collateral Agent, such bank will wire or otherwise transfer, in immediately available funds, on each Local Business Day, all funds deposited or otherwise received in all Collection Accounts maintained with it to the Concentration Account.

          (c) The Borrowers acknowledge that the Collateral Agent at all times will maintain the Concentration Account in its own name and that the Concentration Account will remain subject to the dominion and control of the Collateral Agent pursuant to this Agreement, and the Borrowers agree (and agree to confirm to all Persons) that the Borrowers shall at no time have any right to make any withdrawal from or give any instructions to the depositary with respect to the Collection Accounts or the Concentration Account.

          (d) Within one hundred twenty (120) days of the Closing Date, if the Agents so request, the Borrowers shall use reasonable efforts to close the Collection Accounts (or such of them as the Agents may request) and take such action as the Collateral Agent may reasonably request to redirect all funds previously directed to such Collection Accounts to new accounts established with a bank satisfactory to the Agents for the purposes of serving as Collection Accounts hereunder. Except to the extent permitted by applicable law, each such new Collection Account shall be subject to the dominion and control of the Collateral Agent.

          (e) At all times when the Credit Availability is greater than $50,000,000 or no Loans are outstanding and no Default or Event of Default is continuing, Lenders' Agent shall automatically cause the funds transferred to the Concentration Account pursuant to this Section 2.29 to be released as promptly as practicable to the Borrowers, to such account as may be designated by notice from SHG to the Agents; provided, however, that the foregoing provision shall in no event preclude the Borrowers from making prepayments under Section 2.14(a). At all times when (i) the Credit Availability is $50,000,000 or less and Loans are outstanding or a Default or an Event of Default is continuing, Lenders' Agent shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to this Section 2.29 to reduce the outstanding indebtedness of the Borrowers under the Loans and satisfy the Borrowers' other Obligations under this Agreement (in accordance with Section 2.29(f)). To the extent that any collections of Accounts or proceeds of other Collateral are not sent directly to the appropriate Collection Account but are received by any Borrower, such collections shall be held in trust for the benefit of the Agents and the Lenders and immediately remitted by the Borrower who received the relevant funds, in the form received, to the appropriate Collection Account for transfer to the Concentration Account. Each Borrower acknowledges and agrees that its compliance with the terms of this Section
     2.29 is essential.

          (f) All funds transferred from the Concentration Account for application to amounts owing by the Borrowers under this Agreement will be credited against the relevant Obligations of the Borrowers on the next Business Day after the Lenders' Agent's receipt of "collected funds" at the Concentration Account, if received no later than 1:00 p.m. (New York City time), or on the second succeeding Business Day, if received after 1:00 p.m. (New York City time); provided, however, that if (i) no Loans are outstanding or (ii) the aggregate principal amount of Loans outstanding is less than $25,000,000 and the Credit Availability has been greater than $50,000,000 for the thirty-day period immediately preceding the date of the transfer of such funds, all such funds will be credited against the relevant Obligation on the same Business Day after the Lenders' Agent's receipt of "collected funds" at the Concentration Account, if received no later than 1:00 p.m. (New York City time), or on the next succeeding Business Day, if received after 1:00 p.m. (New York City time). No checks, drafts or other instrument received in either Collection Account or the Concentration Account shall be treated as received unless and until such instruments have actually been collected. Except as otherwise expressly provided in this Agreement, Lenders' Agent shall, for value at the time specified above in this provision, apply the funds credited to the Concentration Account, first, to any expenses, indemnifications or Fees owing pursuant to Article 2 or Article 10, second, to interest on the Loans that has become due and remains unpaid, and, third, to reduce the outstanding balance of the Loans (to the oldest then outstanding of the Loans, first), pro rata among the Loans of all the Lenders; provided, however, that any interest which is paid by Borrowers on funds which have been transferred from the Collection Account but not yet credited against the relevant Obligations pursuant to the provisions of this subsection shall be retained by CITBC and HHF and shared between them (pro rata in accordance with their respective Commitments) as compensation for their services in administering the collections.

          (g) If as the result of collections of Accounts pursuant to the terms and conditions of this Section 2.29 a credit balance exists with respect to the Concentration Account, such credit balance shall accrue interest in favor of the Borrowers for each day following the first Business Day after its deposit thereto until the date of its application or release pursuant to this Agreement at a rate per annum equal to the Alternate Base Rate for such day minus a spread of three and one half percent (3.5%) (but such interest shall accrue only if an Event of Default is not continuing on such day). Such interest shall be calculated on the basis of the actual number of days elapsed and a year of 360 days. All such interest, when credited to the Concentration Account from time to time, shall be held therein and applied pursuant to this Agreement as Collateral. If any interest in excess of the interest referred to in this provision is actually paid on the funds held in the Concentration Account from time to time, it shall be retained by Lenders' Agent for its own benefit as compensation for its services in administering the Concentration Account.

          (h) For all purposes of this Agreement, including the calculation of interest payable to the Lenders on the Loans and the calculation of the Commitment Fees, funds transferred to the Concentration Account that are released to the Borrowers pursuant to the first sentence of subsection (e) of this Section 2.29 shall be deemed to have been applied to payment of the Borrowers' obligations as provided in subsections (e) and (f) of this
     Section 2.29, and the related release of funds to the Borrowers shall be deemed a Borrowing of ABR Loans made on the date of such release.

               (i) Lenders' Agent will deliver to the Borrowers monthly a statement of Loans, charges and payments made pursuant to this Agreement, and such accounting shall be deemed final, binding and conclusive upon the Borrowers, absent manifest error, subject to the following. A monthly statement delivered pursuant to this provision shall be subject to correction determined by Lenders' Agent to be necessary after receipt from SHG of notice identifying a mistake in such statement; provided such notice is received by Lenders' Agent within sixty (60) days of the date SHG has received such statement from Lenders' Agent. Any such notice from SHG shall be deemed an objection only to those items specifically objected to in the notice.

     SECTION 2.30 POWER OF ATTORNEY. Each of the Borrowers hereby irrevocably appoints and makes each of the officers of the Collateral Agent the true and lawful attorney for such Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (i) endorse the name of such Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Borrower and constitute collections on such Borrower's Accounts; (ii) execute in the name of such Borrower any financing statements, schedules, assignments, instruments, documents, and statements that such Borrower is obligated to give to the Collateral Agent, Lenders' Agent or any Lender under this Agreement; and (iii) do such other and further acts and deeds in the name of such Borrower as the Collateral Agent may deem necessary or desirable to enforce any Account or other Collateral or perfect the security interest or Lien in any Collateral that is granted hereunder or pursuant to any Order to the Collateral Agent or Lenders' Agent for the benefit of the Agents and the Lenders. Without limiting the foregoing, each Borrower hereby irrevocably authorizes the Collateral Agent to send to each Insurer that is an Account Debtor on any Account of such Borrower the notice that such Borrower is required to deliver pursuant to Section 5.10 if such Borrower has failed to deliver any such notice within five (5) Business Days after such Borrower was required to deliver such notice. In addition, if any Borrower breaches its obligation hereunder to direct payments of the proceeds of the Collateral to the appropriate Collection Account, the Collateral Agent, as the true and lawful attorney for such Borrower pursuant to this Section and subject to any applicable law or regulation, may, by the signature or other act of any of the Collateral Agent's officers (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of the Collateral to such Borrower by directing payment to the appropriate Collection Account.

     SECTION 2.31 PAYMENT OF OBLIGATIONS. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations of the Borrowers under this Agreement or any of the other Loan Documents, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

     SECTION 2.32 NO DISCHARGE; SURVIVAL OF CLAIMS. Each of the Borrowers agrees that (i) its Obligations hereunder shall not be discharged by the entry of an order confirming any Reorganization Plan (and each of the Borrowers pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and
(ii) the Superpriority Claim granted to the Agents and the Lenders pursuant to the Order and described in Section 2.27 and the Liens granted to the Collateral Agent pursuant to the Order and described in Section 2.27 shall not be affected in any manner by the entry of an order confirming any Reorganization Plan or the appointment of a trustee by the Bankruptcy Court.

III. REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to make Loans and issue and/or participate in Letter of Credit Guaranties hereunder, SHG makes each of the representations and warranties set forth below (and each of the other Borrowers, jointly and severally, accepts responsibility for all such representations and warranties):

     SECTION 3.01 ORGANIZATION AND AUTHORITY. Each of the Borrowers (i) is a corporation duly organized and validly existing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties or assets of SHG and the Borrowers taken as a whole; (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents; and (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

     SECTION 3.02 DUE EXECUTION. The execution, delivery and performance by each of the Borrowers of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each of the Borrowers, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrowers, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on any of the Borrowers or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrowers other than the Liens granted pursuant to this Agreement and the Orders; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. This Agreement has been duly executed and delivered by each of the Borrowers. This Agreement is, and each of the other Loan Documents to which each of the Borrowers is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms.

     SECTION 3.03 STATEMENTS MADE. The written statements that have been made by any of the Borrowers to any Agent, any Lender or the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contain no untrue statement of a material fact and do not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such written statements constitute projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrowers to be valid and accurate at the time such projections were furnished to any of the Agents, Lenders, or the Bankruptcy Court.

     SECTION 3.04 Financial Statements. SHG has furnished the Lenders with copies of (i) the audited consolidated financial statement and schedules of SHG and its Subsidiaries for the fiscal year ended December 31, 1998 and (ii) the unaudited consolidated financial statement and schedules of SHG and its
Subsidiaries for the seven-month period ended July 31, 1999 (the "Interim Financial Statements"). Such financial statements present fairly the financial condition and results of operations of SHG and its Subsidiaries on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of SHG and its Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of such fiscal quarter statement) to normal year end adjustments. Except as set forth on Schedule 3.04, no material adverse change in the financial condition, operations, business, properties or assets of SHG and the Borrowers, taken as a whole, has occurred from that set forth in the consolidated financial statements of SHG and its Subsidiaries for the fiscal year ended December 31, 1998 other than (i) those which appear in the Interim Financial Statements and (ii) those which customarily occur following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code.

     SECTION 3.05 OWNERSHIP. Each of the Borrowers is a direct or indirect Domestic Subsidiary of SHG. Neither SHG nor any of the other Borrowers has any Subsidiary other than the Borrowers and the entities identified in Schedule
3.05.  Schedule 3.05 identifies each direct or indirect  Subsidiary of SHG which
(i) is not wholly-owned by SHG directly or through any Subsidiary or Subsidiaries, (ii) is a Foreign Subsidiary (of the identified jurisdiction of organization), (iii) is an Inactive Subsidiary, (iv) has not commenced a Case, or (v) is not a Borrower. In addition, Schedule 3.05 identifies all Persons (other than direct or indirect Subsidiaries of SHG) in which any of the Borrowers owns any stock, partnership or other equity interests and specifies the percentage of the total stock, partnership or other equity interests of such Person owned by each of the Borrowers and by any other Person.

     SECTION 3.06 LIENS. After giving effect to the Borrowings and payments specified in Section 2.01(d) and the satisfaction of the Liens under the Pre-Petition Secured Loans resulting from such payments, there are no Liens (including Liens or retained security titles of conditional vendors) of any nature whatsoever on any assets (including, without limitation, Inventory) of any of the Borrowers other than (i) Permitted Liens and Liens permitted under
Section 6.01, and (ii) Liens in favor of the Agents and the Lenders. None of the Borrowers is party to any contract, agreement, lease or instrument entered into after the Filing Date the performance of which, either unconditionally or upon the happening of an event, will, assuming the First Day Order, the Interim Order and the Final Order are entered by the Bankruptcy Court and remain in effect, result in or require the creation of a Lien on any assets (including, without limitation, Inventory) of such Borrower or otherwise result in a violation of this Agreement other than Permitted Liens and Liens permitted under Section 6.01.

     SECTION 3.07 ENVIRONMENTAL MATTERS. With such exceptions as individually or in the aggregate could not reasonably be expected to result in Environmental Damages to SHG and its Domestic Subsidiaries, taken as a whole, having a value in excess of $250,000:

               (a) The Real Estate, the Collateral, the Facilities, any other property, improvements, appurtenances and fixtures of any nature owned, leased or operated by any Borrower or any direct or indirect Subsidiary or Affiliate of any Borrower (the "Properties") and the activities and operations conducted in connection therewith (the "Operations") (collectively, the "Properties and Operations") and each Borrower and any direct or indirect Subsidiary or Affiliate of any Borrower are and have been in compliance with all applicable Environmental Laws, including, without limitation, all requirements of or relating to Environmental Permits;

               (b) Each Borrower and any direct or indirect Subsidiary or Affiliate of any Borrower have obtained or, in the case of filings and submissions, made all Environmental Permits required to be obtained or made by them pursuant to applicable Environmental Laws;

               (c) To the best knowledge of each Borrower, each owner, operator, lessor, lessee or user of the Properties (other than Borrowers) is and has been in compliance with all Environmental Laws applicable to them and to their interests, activities and operations in connection with the Properties and Operations;

               (d) None of the Borrowers or any direct or indirect Subsidiary or Affiliate of any Borrower has received any notice of any nature whatsoever, written or oral, alleging that any of them, or any owner, operator, lessor, lessee or user of the Properties (other than Borrowers), is subject to or liable for any Environmental Damages;

               (e) All of the Persons with which Borrowers and any direct or indirect Subsidiary or Affiliate of any Borrower, and to the best knowledge of each Borrower any Person acting on behalf of or for the benefit of any of them, have arranged, engaged or contracted at any time to accept, treat, transport, store, dispose, remove, abate, contain or otherwise address any Hazardous Materials possessed the Environmental Permits required by Environmental Laws at the relevant time to perform the foregoing activities or conduct and, to the best knowledge of each Borrower, have been and are in compliance with such Environmental Permits and applicable Environmental Laws;

               (f) None of the Borrowers or any direct or indirect Subsidiary or Affiliate of any Borrower or, to the best knowledge of each Borrower, any Person acting on behalf of or for the benefit of any of them has at any time transported or arranged for the transport of any Hazardous Materials to any facility, site, or location which (i) is included on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System List under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any similar foreign, state, municipal or local list or
          (ii) is or has been subject to any Remedial Action requirement as a result of which any Borrower could be liable for Environmental Damages;

               (g) No Environmental Lien has attached to any current or former Properties;

               (h) There has been no Release or threatened Release at, to, under, from or affecting the Properties;

               (i) There is no asbestos or asbestos-containing material located on, in, at or under the Properties (including, without limitation, within buildings and other structures) except for such asbestos or asbestos-containing material as is (1) not friable and (2) managed in compliance with applicable Environmental Laws;

               (j) No aboveground or underground tanks, sumps, septic fields, water, gas or oil wells, or associated piping are located on, at, in or under the Properties;

               (k)  No  PCBs  are  present  in  any  form  (including,   without
          limitation, on or in any equipment) on, at, in or under the Properties;

               (l) There is no lead-based paint (as defined under applicable Environmental Laws) on, at, in or under the Properties, except for such lead-based paint as is (1) fully encapsulated and (2) could not pose a threat to human health or the environment;

               (m) There are no incinerators or other waste combustion devices on, at or in the Properties;

               (n) None of the Borrowers owns, leases, operates or uses any ethylene oxide sterilization unit;

               (o) None of the Borrowers or any direct or indirect Subsidiary or Affiliate of any of the Borrowers is liable for or subject to any liability or obligation for Environmental Damages, a Release or threatened Release, Remedial Action, or a violation of or noncompliance with Environmental Laws at any location (including, without limitation, in connection with any businesses or properties previously owned, operated, leased or used by any of them, any subsidiary of any of them, or any former subsidiary of any of them);

     Each of the Borrowers has provided to the Lenders copies of all written environmental assessments, environmental reports, and similar documents identifying any actual or potential Environmental Damages arising from or relating to the Borrowers or any direct or indirect Subsidiary or Affiliate of any of the Borrowers or the Properties or Operations.

     SECTION 3.08 INSURANCE. All policies of insurance of any kind or nature owned by or issued to any Borrower, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Borrower.

     SECTION 3.09 THE ORDERS. On the date of the making of the initial Loans or the issuance of the initial Letter of Credit Guaranties hereunder, whichever first occurs, the First Day Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded. On the date of the making of any subsequent Loan or the subsequent issuance of any other Letter of Credit Guaranty, the First Day Order, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated or rescinded. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations of the Borrowers hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of Section 7.02, be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

     SECTION 3.10 ACCOUNTS RECEIVABLE. Each Account is genuine and in all respects what it purports to be, and is not evidenced by a judgment. Each Account arises from an actual, completed and bona fide sale and delivery of goods or rendition of services to customers, made by a Borrower in the ordinary course of its business, in accordance with the terms and conditions of all purchase orders, contracts, certifications, participations, certificates of need or other documents relating thereto and forming a part of the contract between the relevant Borrower and Account Debtor. Each Account is for a liquidated amount maturing as stated in a duplicate claim or invoice covering the sale or rendition of services that gave rise to the Account, a copy of which has been furnished or is available to the Collateral Agent. Each such invoice has been forwarded to the relevant Account Debtor for payment in accordance with applicable laws and in compliance and conformity with any and all requisite procedures, requirements and regulations governing payment by such Account
Debtor with respect to such Account, and such Account if due from a Medicaid/Medicare Account Debtor or the Veterans Administration is properly payable directly to a Borrower in the amount stated as the balance of such Account. The goods and inventory sold giving rise to the Accounts are the exclusive property of the Borrowers owed such Accounts and are not and will not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Liens and Liens permitted pursuant to Section 6.01. The invoices evidencing the Accounts are in the name of the Borrower to which such Account is owed. The customers of the Borrowers have accepted the goods or services the sale or rendition of which gave rise to the Accounts, owe and are obligated to pay the full amounts stated in the related invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which the Borrowers have advised Lenders' Agent pursuant to Section 5.11. There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered or made available to the Collateral Agent with respect thereto. Except as previously disclosed by the Borrowers to the Agents, none of the Borrowers has knowledge of information that would lead it to believe that any of the following statements is incorrect: (1) the Account Debtor under each Account had the capacity to contract at the time any contract or other document giving rise to such Account was executed; (2) the Account Debtor under each Account is solvent; and (3) there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of any Account owing by such Account Debtor.

     SECTION 3.11 FACILITY LOCATIONS. Set forth on Schedule 3.11(a) is a complete and accurate list of the name and address of each skilled nursing Facility operated by any of the Borrowers which identifies, in each case, all of the following: (i) the type of such skilled nursing Facility; (ii) whether such skilled nursing Facility is licensed; and (iii) to the best knowledge of any Borrower, the Accreditation Bodies that have granted to such skilled nursing Facility the accreditation pursuant to which it conducts its businesses. Set forth on Schedule 3.11(b) is a complete and accurate list of each skilled nursing Facility operated by any of the Borrowers which identifies the number of beds and patients in such skilled nursing Facility as of the date specified therein. Set forth on Schedule 3.11(c) is a complete and accurate list of each skilled nursing Facility operated by any of the Borrowers which identifies for each Facility (i) each such Facility's Medicaid provider number; and (ii) each such Facility's Medicare provider number.

     SECTION 3.12 LITIGATION. There are no unstayed actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any of its properties, including (without limitation) the Inventory, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to any Borrower and which, if determined adversely to any Borrower, would have a material adverse effect on the financial condition, business, properties, operations or assets of SHG and the Borrowers taken as a whole.

     SECTION 3.13 LICENSES; COMPLIANCE WITH LAWS. Each of the Borrowers has done or caused to be done all things necessary to keep in full force and effect all licenses, privileges and franchises of such Borrower necessary to the conduct of its business and to comply with all applicable present and future laws, ordinances, rules, regulations, orders and decrees applicable to it. Except as disclosed in Schedule 3.13, each of the Borrowers has all necessary licenses, permits, franchises, certificates of need, rights to participate in, or the benefit of valid agreements to participate in, Medicare, Medicaid and other material Third Party Payor Programs participated in by it, and has all Medicaid and Medicare provider numbers and other rights necessary for the generation of its Accounts and otherwise for the conduct of its business and for the intended use of its properties and assets to the extent necessary to ensure no material interruption in cash flow.

     SECTION 3.14 YEAR 2000. The Borrowers are (i) developing a review and assessment of all areas within their business and operations (including those affected by suppliers and vendors) that could be adversely affected by the Year 2000 Problem (that is, the risk that computer applications used by the Borrowers (or their suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developing a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implementing that plan in accordance with that timetable. The Borrowers reasonably believe that all computer applications (including those of their suppliers and vendors) that are material to their business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the Borrowers taken as a whole.

     The cost to the Borrowers of any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Borrowers and (b) equipment containing embedded microchips (including systems and equipment supplied by others) and the testing of all such systems and equipment, as so reprogrammed, and of the reasonably foreseeable consequences of Year 2000 Problems to the Borrowers (including reprogramming errors) could not reasonably be expected by Borrowers to have a material adverse effect on the financial condition, business, properties, operations or assets of any Borrower. Each of the Borrowers has adopted and is successfully implementing a plan of correction which SHG and such Borrower reasonably believe will result in a substantial elimination of Year 2000 Problems before any processing failure of the systems or equipment described in clauses (a) and (b) of the preceding sentence due to such problems which could reasonably be expected by Borrowers to have such a material adverse effect and in the event that the aforementioned plan of correction is not timely implemented, is developing a contingency plan which such Borrower and SHG reasonably believe will address such processing failures due to Year 2000 Problems prior to such problems' resulting in such a material adverse effect. As used in this Section, "Year 2000 Problems" means limitations in the capacity or readiness to handle date information, for 1999 or years beginning January 1, 2000, of any of the hardware, firmware or software systems associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications, and HVAC) operated by any of the Borrowers.

     SECTION  3.15  Investment   Company  Act.  None  of  the  Borrowers  is  an
"investment company" or "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

IV.  CONDITIONS TO LENDING

     SECTION 4.01 CONDITIONS PRECEDENT TO INITIAL LOANS AND INITIAL LETTER OF CREDIT GUARANTIES. The obligation of the Lenders to make the initial Loans or of CITBC to issue the initial Letter of Credit Guaranty, whichever may occur first, is subject to satisfaction of each of the following conditions precedent, to the entire satisfaction of Lenders' Agent in its sole discretion:

               (a) Supporting Documents. Lenders' Agent shall have received:

                    (i) a copy of SHG's certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

                    (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by, SHG and as to the charter documents on file in the office of such Secretary of State; and

                    (iii) a certificate of the Secretary or an Assistant Secretary of SHG dated the date of the initial Loans or the initial Letter of Credit Guaranty, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws of SHG as in effect on the date of such certification, and (B) that the certificate of incorporation of SHG has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above;

                    (iv) a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the date of the initial Loans or the initial Letter of Credit Guaranty, certifying (A) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors (or equivalent body) of each of the Borrowers approving the Borrowings and issuances of Letter of Credit Guaranties hereunder, the execution and delivery by such Borrower, and performance by it of its Obligations under, this Agreement and the other Loan Documents and any other documents required or contemplated hereunder or thereunder to be executed by it, all in accordance with their respective terms, and the granting by such Borrower of the security interest in the Collateral granted hereby; and (B) as to the authority, incumbency and specimen signature of each Person who is executing on behalf of such Borrower this Agreement and the other Loan Documents or any other document delivered by such Borrower in connection herewith or therewith (such certificate to contain a certification by another officer of such Borrower as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)).

                    (b) [Intentionally Omitted]

                    (c) First Day Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letter of Credit Guaranty, whichever first occurs, the Agents and the Lenders shall have received a certified copy (or such other evidence satisfactory to Lenders' Agent) of an order of the Bankruptcy Court substantially in the form of Exhibit G, which
               (i) as entered, shall be acceptable in form and substance to Lenders' Agent (the "First Day Order"), (ii) shall have been entered not later than October 18, 1999, approving the Loan Documents and granting the Superpriority Claim status and Liens described in Section 2.27, (iii) shall have been entered upon an application of the Borrowers satisfactory in form and substance to Lenders' Agent, (iv) shall be in full force and effect, and
               (v) shall not have been stayed, reversed, modified or amended in any respect and, if the First Day Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit Guaranty nor the performance by any of the Borrowers of any of its respective Obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                    (d) Opinion of Counsel to the Borrowers.  Lenders' Agent and
               the Lenders shall have received such favorable written opinion or opinions of such counsel as is acceptable to Lenders' Agent as counsel to the Borrowers, dated the date of the initial Loans or the issuance of the initial Letter of Credit Guaranty, whichever first occurs, substantially in the form of Exhibit C.

                    (e) Payment of Fees.  The  Borrowers  shall have paid to the
               Agent the then unpaid balance of all accrued and unpaid Fees owed under and pursuant to this Agreement, to the extent payable on the Closing Date, and the good faith deposit referred to in
               Section 2.19.

                    (f) Inventory. The Agent shall be satisfied that the Inventory of the Borrowers is located at such places and is in the amounts and has the values represented by the Borrowers to the Agent prior to the date of this Agreement.

                    (g)  Corporate and Judicial  Proceedings.  All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrowers, the Agents and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to Lenders' Agent, and Lenders' Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which Lenders' Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                    (h) Projections and Budget. Lenders' Agent shall have received financial projections reflecting the effect of the pendency of the Cases, as well as a budget for application of the proceeds of the Loans to be made hereunder, all in form and substance satisfactory to Lenders' Agent, and such other information (financial or otherwise) as may be reasonably requested by Lenders' Agent.

                    (i) UCC Searches.  On or before the date of the entry of the
               First day Order, Lenders' Agent shall have received the results of UCC-1 searches conducted in State and county levels designated by Collateral Agent in jurisdictions in which the Borrowers conduct business, which searches shall reflect the absence of Liens on the assets (including Inventory) of the Borrowers satisfactory to Collateral Agent (in each case dated as of a date reasonably satisfactory to Collateral Agent).

                    (j) Closing  Documents.  Lenders'  Agent shall have received all documents required by this Agreement satisfactory in form and substance to the Agents.

                    (k) Collection Accounts. Arrangements relating to the Collection Accounts with the banks that maintain such accounts as to the matters described in Section 2.29 shall have been established to the entire satisfaction of the Agents.

     SECTION 4.02. CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT GUARANTY. The obligation of the Lenders to make each Loan in any Borrowing (or, where specified below, each Loan after the date indicated below) and of CITBC to issue each Letter of Credit Guaranty, including the initial Loan and the initial Letter of Credit Guaranty, is subject to the satisfaction of each of the following conditions precedent all to the entire satisfaction of Lenders' Agent:

                    (a) Notice.  Lenders'  Agent shall have received a Notice of
               Borrowing with respect to such Borrowing or issuance, as the case may be, as required by Article II, together with evidence satisfactory to Lenders' Agent that the Borrower's proposed use of the proceeds of such Borrowing or the related Letter of Credit will comply with Section 5.09.

                    (b) Representations and Warranties.  All representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith (but, in the case of the representations and warranties made in Section 3.05, the final two sentences of
               Section 3.10, Section 3.11 and Section 3.13, as most recently updated or otherwise corrected by information delivered pursuant to Section 5.01(n)) shall be true and correct in all material respects on and as of the date of such Borrowing or the issuance of such Letter of Credit Guaranty hereunder with the same effect as if made on and as of such date. (The parenthetical reference to the updating and correction of the specified representations and warranties shall not be understood in any way to limit the Borrowers' obligations under Article V or VI or the rights and remedies of the Lenders or the Agents in relation to any Default or Event of Default involving those obligations of the Borrowers or their subject matter.)

                    (c) No Default.  On the date of such Borrowing  hereunder or the issuance of such Letter of Credit Guaranty, the Borrowers shall be in compliance with all of the terms and provisions set forth herein to be observed or performed, no Event of Default or Default shall have occurred and be continuing and, with respect to the initial Loan or Letter of Credit Guaranty, the Borrowers shall have so certified to the Lenders and the Agents.

                    (d) Orders. The First Day Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect; provided, that

                         (i) if (A) the  proposed  date for the  making  of such
                    Loan or the issuance of such Letter of Credit Guaranty is five (5) Business Days or more after the date the Bankruptcy Court enters the First Day Order or (B) the making of such Loan or the issuance of such Letter of Credit Guaranty would cause the aggregate amount of all Loans then outstanding and/or the Letter of Credit Guaranty Outstandings, either separately or together, to exceed the amount thereof which was authorized by the Bankruptcy Court in the First Day Order (collectively, the "Additional Interim Credit"), Lenders' Agent and each of the Lenders shall have received a certified copy (or other evidence satisfactory to Lenders' Agent) of an order of the Bankruptcy Court substantially in the form of Exhibit A which as entered, shall be acceptable in form and substance to Lenders' Agent (the "Interim Order");

                         (ii) at the  time of the  extension  of any  Additional
                    Interim Credit the Interim Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect except that if (A) the proposed date for the extension of an Additional Interim Credit is thirty (30) days or more after the date of the entry of the First Day Order or (B) the making of the relevant Loan or the issuance of the relevant Letter of Credit Guaranty would cause the aggregate amount of all Loans then outstanding and/or the Letter of Credit Guaranty Outstandings, either separately or together, to exceed the amount thereof which was authorized by the Bankruptcy Court in the Interim Order (collectively, the "Further Additional Credit"), Lenders' Agent and each of the Lenders shall have received a certified copy (or other evidence satisfactory to Lenders' Agent) of an order of the Bankruptcy Court substantially in the form of Exhibit B which as entered, shall be acceptable in form and substance to Lenders' Agent (the "Final Order");

                         (iii) at the time of the extension of any Further Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect; and

               (e) Borrowing Base Certificate. Each of Lenders' Agent and the Collateral Agent shall have received the timely delivery of the most recent Borrowing Base Certificate (dated as contemplated by Section 5.06) required to be delivered hereunder and Lenders' Agent and the Collateral Agent shall have received such further information regarding changes since the date of such Borrowing Base Certificate or matters not referred to therein as Lenders' Agent or the Collateral Agent shall deem necessary to determine whether Credit Availability exists to support the requested Borrowing or issuance of the requested Letter of Credit Guaranty.

               (f) Payment of Fees. The Borrowers shall have paid to Lenders' Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement.

               (g) Certified Copies of Orders. In connection with each Loan to be made on or after the fifth Business Day after entry by the

          Bankruptcy Court of the First Day Order, the Interim Order or the Final Order, Lenders' Agent shall have received a certified copy of the First Day Order, Interim Order or the Final Order (as the case may be).

               (h) Notes. If so requested by any of the Lenders, on or before the date of such Borrowing hereunder or the issuance of such Letter of Credit Guaranty, Lenders' Agent shall have received Notes executed on behalf of the Borrowers dated as of the date of such Borrowing or the issuance of such Letter of Credit Guaranty, payable to the order of each such Lender, in an amount equal to such Lender's Commitment.

               (i) Leasehold Interests Valuation. No later than sixty (60) days after the Filing Date, Lenders' Agent shall have received, at the Borrowers' expense, a valuation of Borrowers' leasehold interests prepared by an independent appraiser which shall be in form and substance satisfactory to Lenders' Agent in its sole discretion (exercised in consultation with the Collateral Agent).

     The request by SHG for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this Section have been satisfied at that time and that after giving effect to such extension of credit the Loans outstanding and Letter of Credit Guaranty Outstanding will continue to be permitted pursuant to Section 2.02.

V.   AFFIRMATIVE COVENANTS

     From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit Guaranty shall remain outstanding (in a face amount in excess of the amount of cash then held in the Cash Collateral Account pursuant to Sections 2.03(b) or 2.13(a)), or any amount shall remain unpaid under this Agreement, each of the Borrowers (or, if so indicated below, SHG) shall, unless Required Lenders otherwise consent in writing:

     SECTION 5.01. FINANCIAL STATEMENTS AND REPORTS. In the case of SHG, deliver to each of the Agents and each of the Lenders:

               (a) within one hundred five (105) days after the end of each fiscal year, a balance sheet and related statement of income and cash flows, showing the financial condition of SHG and its Domestic Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of SHG to be audited by Arthur Andersen LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases) and the consolidated statement of SHG to be certified by the chief financial officer of SHG, in each case to the effect that such consolidated financial statements fairly present the financial condition and results of operations of SHG and its Domestic Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

               (b) within forty-five (45) days after the end of the first three fiscal quarters (commencing with the fiscal quarter ending on or about

          September 30, 1999), SHG's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of SHG and its Domestic Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their respective operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of SHG and its Domestic Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

               (c) concurrently with any delivery of financial  statements under
          (a) or (b) above, a certificate of the accounting firm or a Financial Officer, as the case may be, opining on or certifying such statements (together with a copy of each management control letter provided to such accounting firm), with such certificate (i) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to Lenders' Agent demonstrating compliance with the provisions of Sections 6.04, 6.05 and 6.10;

               (d) as soon as available with respect to the period ending August 31, 1999, and no later than thirty days (30) after the end of each fiscal period (commencing with the fiscal period ending on or about September 30, 1999), the unaudited monthly cash flow reports of SHG and its Domestic Subsidiaries on a consolidated basis as of the close of such fiscal period and the results of their respective operations during such fiscal period and the then elapsed portion of the fiscal year, all certified by a Financial Officer as fairly presenting the results of operations of SHG and its Domestic Subsidiaries on a consolidated basis, subject to normal year-end audit adjustments, together with management analysis and actual vs. budget variance reports;

               (e) as soon as possible, and in any event within forty-five (45) days of the later of the Closing Date and the last day of the month in which the Filing Date occurs, a pro forma statement of SHG's financial condition as of the Filing Date or the end of the month in which the Filing Date occurs in detail reasonably satisfactory to Lenders' Agent;

               (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

               (g) as soon as available and in any event (A) within ten (10) days after any Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event with respect to any Single Employer Plan of such Borrower or ERISA Affiliate has occurred, a statement of the chief financial officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or such ERISA Affiliate proposes to take with respect thereto;

               (h) promptly and in any event within ten (10) days after receipt thereof by any Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by such Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer
          Plan of such Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

               (i) promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of each Borrower or any of its ERISA Affiliates;

               (j) promptly and in any event within ten (10) days after the filing thereof by any Borrower or any of its ERISA Affiliates with the Internal Revenue Service, copies of any request for a waiver of the minimum funding standard pursuant to Section 412(d) of the Tax Code with respect to any Single Employer Plan of such Borrower or such ERISA Affiliate;

               (k) within ten (10) days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of any Borrower or any of its ERISA Affiliates to make timely payments to a Single Employer Plan with respect to benefit liabilities accruing after the Filing Date, a copy of any such notice filed and a statement of a Financial Officer of such Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under
          Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which such Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

               (l) promptly and in any event within ten (10) days after receipt thereof by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by such Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or
          (C) above;

               (m) promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of any of the Borrowers with the Bankruptcy Court in the Cases, or distributed by or on behalf of any of the Borrowers to any official committee appointed in the Cases;

               (n) from time to time,  promptly after any of the representations or warranties made in Section 3.05 or 3.10 ceases to be correct or after any of the information disclosed in Schedule 3.11 or Schedule
          3.13 ceases to be correct, or upon learning of any matter that can reasonably be expected to render any such representation or warranty or information incorrect, notice identifying all relevant circumstances, and, in the case of such information, together with copies of each notice and other written communication from any Accreditation Body or other Person which deals with any of the matters addressed in such notice (including, without limitation, service deficiencies at the Facilities, changes in licensing, certificates of need or accreditation held, rate appeals pending before any Governmental Authority or any administrator of any Third Party Payor Program or referral source with respect to any Facility, recoupment claims made or contests pending or threatened as a result of any audits by any Third Party Payor Programs, open or unsettled cost reports for which a Borrower is financially responsible or has not been indemnified with respect to any Facility and material claims or assertions made in any utilization review that any of the practices or procedures used at any Facility are improper or inappropriate); provided, however, that notice with respect to changes in the number of patients disclosed in Schedule 3.11 shall only be required to be given every ninety (90) days, so long as such change does not have or could not reasonably be expected to have a material adverse effect on the financial condition, business, properties, operations or assets of SHG and the Borrowers taken as a whole;

               (o) beginning not later than thirty (30) days after the Filing Date, within twenty (20) days after the end of each calendar month,
          (i) a sales and collections report and accounts receivable aging schedule on a form acceptable to the Collateral Agent, which shall include, but not be limited to, a report of sales, credits issued, and collections received; (ii) a payables aging schedule; and, pending commencement of delivery of such information, as and when information on these matters is generated by the Borrowers, a copy of such information as is generated, if the Collateral Agent so requests;

               (p) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrowers, or compliance with the terms of any material loan or financing agreements as Lenders' Agent or any Lender may reasonably request; and

               (q) (i) within twenty-one (21) days of generation or receipt,  or earlier upon request of any Agent, copies of any documents (including, without limitation, notices of violation of or potential liability under Environmental Laws and correspondence with any Governmental Authority or any other Person relating to Remedial Action or Environmental Damages) relating to Environmental Laws and the Borrowers or the Properties and Operations (including, without limitation, activities or operations affecting the Properties or Operations) which are generated or received by any Borrower or any of their agents or representatives, and (ii) within sixty (60) days following the Closing Date, and every ninety (90) days thereafter, or more frequently upon the reasonable request of any Agent, a written report (x) identifying and describing any actual or potential noncompliance with Environmental Laws or any other matter which has given or reasonably may give rise to Environmental Damages and relates to the Borrowers or Properties and Operations if the potential Environmental Damages resulting from such noncompliance or other matter, alone or together with any such other noncompliance or other matter, could reasonably be expected to result in Environmental Damages in excess of $250,000 and (y) presenting an itemized schedule and cost estimate for addressing such actual or potential noncompliance or other such matter.

     SECTION 5.02. CORPORATE EXISTENCE. Do or cause to be done and cause each of its Subsidiaries to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply in all material respects with all laws and regulations applicable to it; provided, however, that the following actions shall be permitted notwithstanding this covenant: (a) the merger or consolidation of any Subsidiary of any Borrower with another Subsidiary of a Borrower or with a Borrower; (b) the merger or consolidation of any Borrower with any other Borrower; and (c) the dissolution of any Subsidiary of a Borrower that is identified in Schedule 3.05 as an Inactive Subsidiary or that is not a Domestic Subsidiary; provided, further, that no non-Domestic Subsidiary shall be permitted to take any of the actions under (a) or (c) above unless such non-Domestic Subsidiary has first repaid all amounts, if any, outstanding under loans or other financing arrangements made to it, directly or indirectly, with the proceeds of any Loan.

     SECTION 5.03. INSURANCE. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; (b) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by such Borrower or any of its Subsidiaries, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (c) maintain such other insurance as may be required by law.

     SECTION 5.04. OBLIGATIONS AND TAXES. Pay all its employee benefit obligations and other material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all payroll taxes and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, might become a Lien or charge upon or give rise to a right of setoff against, such properties or any part thereof; provided, however, that the Borrowers shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrowers shall have set aside on their books adequate reserves therefor).

     SECTION 5.05. NOTICE OF EVENT OF DEFAULT AND OTHER MATTERS. Promptly after any of the following, give notice of:

               (a) any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default;

               (b) the commencement of all proceedings and investigations by or before any governmental or non-governmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting any Borrower, any of its Subsidiaries or any of the properties, assets or businesses of any

          Borrower or any of its Subsidiaries, which might, singly or in the aggregate, have or be expected to have a material adverse effect on the financial condition, business, properties, operations or assets of SHG and the Borrowers taken as a whole;

               (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or any of its Subsidiaries which has had or may, singly or in the aggregate, have or be expected to have a material adverse effect on the financial condition, business, properties, operations or assets of SHG and the Borrowers taken as a whole; and

               (d) any material amendment of the articles of incorporation or by-laws of any Borrower or any of its Domestic Subsidiaries.

     SECTION 5.06. Borrowing Base Certificate. In the case of SHG, furnish to Lenders' Agent and the Collateral Agent as soon as available, and in any event no later than seven days after the end of each calendar month, a Borrowing Base Certificate prepared as of the last Business Day of the immediately preceding month, substantially in the form of Exhibit E. SHG shall update such Certificate weekly (and provide it to Lenders' Agent and the Collateral Agent) to reflect any change which has occurred (i) in the patient census and (ii) in accounts receivable collections; provided, however, that upon the occurrence of any change in the information provided on the most recently provided Borrowing Base Certificate which could have or could reasonably be expected to have a material effect on the financial condition, operations or assets of SHG and the Borrowers taken as a whole, SHG shall promptly provide to Lender's Agent and the Collateral Agent a new Borrowing Base Certificate in the form of Exhibit E reflecting such change.

     SECTION 5.07. Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of such Borrower and its Subsidiaries; and provide Lenders' Agent and the Collateral Agent and their respective representatives access to all such books and records during regular business hours, in order that each such Agent may examine and make abstracts from such books, accounts, records and other papers (including, but not limited to, Inventory included in the Borrowing Base) for the purpose of verifying the accuracy of the various reports delivered by the Borrowers to any Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, permit the Agents and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrowers with a view to, among other things, ascertaining compliance with the Borrowing Base.

     SECTION 5.08. Business Plan. As soon as practicable, furnish to Lenders' Agent and the Collateral Agent a business plan for SHG and the Borrowers, including, when available, all material modifications thereto, and make its senior officers available to discuss the same with Lenders' Agent and the Collateral Agent.

     SECTION 5.09. Use of Proceeds. The proceeds of the Loans shall be used, in the case of the first Loans hereunder, for the purposes specified in Section 2.01(d) and, in all other cases, for general working capital and Inventory purchases by, and for other general corporate purposes of, the Borrowers subject to the following: (i) the proceeds of the Loans may be made available directly or indirectly, for use (x) by any Subsidiary of any Borrower which itself is not a Borrower and (y) by any other Person in which the Borrowers as a whole have a minority stock, partnership or other equity interest, only to the extent permitted by Section 6.10; and (ii) the proceeds of the Loans shall be used in accordance with the business plan presented by SHG and approved by Lenders' Agent as of the date of this Agreement.

     SECTION 5.10. Matters Relating to Accounts. Comply with each of the following covenants in connection with all Accounts arising from the sale of goods or rendition of services by such Borrower, or in connection with such Borrower's dealings with its customers or any Account Debtor:

               (a) keep accurate and complete records of its Accounts and all payments and collections thereon and allow the Collateral Agent and Lenders' Agent, and their respective designated representatives, at reasonable times and upon reasonable notice, to review such records as well as medical records, insurance verification forms, assignment of benefits, and any relevant documentation thereon;

               (b) promptly notify the Collateral Agent if an Account becomes evidenced or secured by an instrument or chattel paper and, upon request of the Collateral Agent, promptly deliver any such instrument or chattel paper to the Collateral Agent;

               (c) if any of its Accounts in an aggregate face amount in excess of $250,000 in the aggregate cease, to such Borrower's knowledge, to qualify as Eligible Accounts Receivable, give each Agent notice of the circumstances promptly and in any event not later than five (5) Business Days after such Borrower becomes aware of the circumstances;

               (d) give each Agent prompt notice of any matter materially affecting the value, enforceability or collectibility of any such Account or Accounts in excess of $250,000 in the aggregate outstanding at any time and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods;

               (e) issue credit memoranda promptly (with copies to each Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, until Lenders' Agent has notified such Borrower that an Event of Default has occurred and that all future credits or allowances are to be made only after prior written approval from Lenders' Agent;

               (f) whether or not an Event of Default has occurred, take such action as is requested by the Collateral Agent to enable any of its officers, employees or agents, at any time or times, in the name of the Collateral Agent or such Borrower, to verify the validity, amount or any other matter relating to any Accounts of such Borrower, by mail, telephone, facsimile or otherwise, and otherwise cooperate fully with the Collateral Agent to facilitate and promptly conclude such verification process;

               (g) in the first instance, endeavor to make collection of the Accounts of such Borrower, to expedite collection, until such time as Lenders' Agent has notified such Borrower that an Event of Default has occurred and that, thereafter, only the Collateral Agent will (subject to applicable law regarding Medicaid/Medicare Account Debtors), and such Borrower shall not, endeavor to make collection of such Accounts; and after such notice from the Collateral Agent, if the Collateral Agent so requests, cooperate with the Collateral Agent to give notice to the Account Debtors on such Borrower's Accounts that such Accounts have been assigned to the Collateral Agent for the benefit of the Agents and the Lenders;

               (h) in addition to the foregoing, to the extent requested by the Collateral Agent, (A) provide written notice to each private indemnity, managed care or other Insurer who is an Account Debtor on any Account of such Borrower and, thereafter, promptly after any such Insurer becomes an Account Debtor on any such Account, provide written notice to such Insurer, that the Collateral Agent has been granted a first priority lien and security interest in, upon and to all Accounts applicable to such Insurer and directs such Account Debtor to make payments into the appropriate Collection Account, and (B) do anything further that may be reasonably requested by the Collateral Agent or Lenders' Agent to preserve or protect the security interests in the Collateral contemplated in this Agreement and the Orders and effectuate the intentions and objects of this Agreement, including, but not limited to, the execution and delivery of agreements relating to the Collection Accounts, the Cash Collateral Account, continuation statements, amendments to financing statements, and any other documents required under this Agreement.

     SECTION 5.11. PERFECTION OF SECURITY INTERESTS. The Borrowers will comply with the requirements of all state and federal laws in order to grant to the Agents for the benefit of the Agents and the Lenders valid and perfected first security interests in the Collateral, subject only to the Permitted Liens and the Liens permitted under Section 6.01. The Agents are hereby authorized by the Borrowers to file any financing statements covering the Collateral whether or not such Borrower's signature appears thereon. The Borrowers will do whatever the Agents may reasonably request, from time to time, by way of: filing notices of liens, mortgages, financing statements, amendments, renewals and continuations thereof; cooperating with the Agents' custodians; keeping stock records; transferring proceeds of Collateral to the Agents' possession; and performing such further acts as the Agents may reasonably require in order to effect the purposes of this Agreement.

     SECTION 5.12. LICENSURE; MEDICAID/MEDICARE COST REPORTS. If required by applicable law or any Accreditation Body, properly file all Medicaid/Medicare cost reports; and maintain all certificates of need, provider numbers and licenses that are necessary to conduct such Borrower's business as currently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on providers of medical products and Medical Services.

     SECTION 5.13. ENVIRONMENTAL MATTERS. (a) Comply, and cause compliance by all Persons present at any time at or performing work relating to the Properties or Operations (including, without limitation, contractors, consultants, lessees,


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operators, and users of the Properties),  with all Environmental Laws applicable to the Properties and Operations and to them in connection with the Properties or Operations and maintain the Properties in a neat and orderly manner, except that it shall not be a breach of this Section 5.13(a) if any such noncompliance, individually or in the aggregate, could not reasonably be expected to result in Environmental Damages to the Borrowers having a value exceeding $250,000 and the
relevant  Borrowers  are  proceeding   diligently  to  pursue  a  cure  of  such
non-compliance;

               (b) Perform or cause to be performed, in full compliance with applicable Environmental Laws, any Remedial Action required by such Environmental Laws to be performed by them;

               (c) grant Lenders' Agent access to and the right to inspect all Properties and Operations and all reports, audits and other internal information in the possession, custody or control of the Borrowers relating to Environmental Laws and Environmental Damages, reimburse Lenders' Agent for and cooperate with any investigation or verification of such matters relating to Environmental Laws and Environmental Damages as may be requested by Lenders' Agent and, if any Borrower has refused to perform sampling on or at the Properties at the reasonable request of any Agent, to perform sampling on or at any of the Properties.

     SECTION 5.14. YEAR 2000 COMPLIANCE. In the case of SHG, promptly notify Lenders' Agent in the event it or any other Borrower discovers or determines that any computer application (including those of their suppliers and vendors) that is material to the business and operations of the Borrowers taken as a whole will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect on the Borrowers taken as a whole.

     SECTION 5.15. NOTES. Upon request of any of the Lenders, at any time, furnish to Lenders' Agent Notes executed on behalf of the Borrowers, payable to the order of each such Lender in an amount equal to such Lender's Commitment.

     VI. NEGATIVE COVENANTS

     From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit Guaranty shall remain outstanding (in a face amount in excess of the amount of cash then held in the Cash Collateral Account pursuant to Sections 2.03(b) or 2.13(a)) or any amount shall remain unpaid under this Agreement, unless the Required Lenders shall otherwise consent in writing, each of the Borrowers shall not:

     SECTION 6.01. LIENS AND RECLAMATION CLAIMS. (a) Incur, create, assume or suffer to exist (or apply to the Bankruptcy Court for authority to incur, create, assume or suffer to exist) any Lien on any asset (including, without limitation, any Inventory) now owned or hereafter acquired by such Borrower (or apply to the Bankruptcy Court for authority so to do), other than (i) Permitted Liens; (ii) Liens existing as of the Filing Date; (iii) Liens in favor of the Agents and the Lenders in respect of the Collateral; and (iv) Liens granted pursuant to the BofA Stipulation (all of which shall be subordinated to the Liens granted hereunder in favor of the Agents and the Lenders).

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


               (b) Make any payments or transfer any property on account of claims asserted by any vendor of any Borrower for reclamation rights in accordance with Section 2-702 of the Uniform Commercial Code and
          Section 546(c) of the Bankruptcy Code in excess of an amount to be mutually agreed upon between the Borrower and Lenders' Agent.

     SECTION 6.02. MERGER, ETC. Consolidate or merge with or into another Person, or apply to the Bankruptcy Court for authority so to do except as permitted in Section 5.02.

     SECTION 6.03. INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, or apply to the Bankruptcy Court for authority so to do, except for (i) Indebtedness under this Agreement, (ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases), (iii)
Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens and Capitalized Leases in an aggregate amount not to exceed $10,000,000, and (iv) Indebtedness incurred in cash management transactions between a Borrower and any of its Subsidiaries or any other Borrower or any Subsidiary of any other Borrower, in the ordinary course of such Borrower's business and consistent with such Borrower's practices existing on the Filing Date.

     SECTION 6.04. CAPITAL EXPENDITURES. (a) Make Capital Expenditures with respect to the Borrowers' corporate headquarters in an aggregate amount in excess of (i) $3,000,000 during the period commencing after the Filing Date with respect to the fiscal year ending December 31, 1999, (ii) $6,000,000 during the fiscal year ending December 31, 2000, and (iii) during the period thereafter through the Maturity Date, the amount that was expended during the corresponding period of the fiscal year ending December 31, 2000.

               (b) Make Capital Expenditures with respect to the Borrowers' domestic healthcare facilities in excess of (i) $12,900,000, during the period commencing after the Filing Date with respect to the fiscal year ending December 31, 1999, (ii) $49,300,000 during the fiscal year ending December 31, 2000, and (iii) during the period thereafter through the Maturity Date, the amount that was expended during the corresponding period of the fiscal year ending December 31, 2000.

     SECTION 6.05. EBITDA. (a) Permit EBITDA for the period beginning on October 1, 1999 and ending on the last day of each month specified below to be less than the amount specified opposite such month:

                   MONTH                               EBITDA
               October 1999                            $2,500,000
               November 1999                           $3,600,000
               December 1999                           $5,700,000
               January 2000                           $11,900,000
               February 2000                          $14,300,000
               March 2000                             $21,000,000
               April 2000                             $24,700,000
               May 2000                               $30,900,000
               June 2000                              $36,100,000


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


               July 2000                              $43,700,000
               August 2000                            $52,900,000
               September 2000                         $58,200,000
               October 2000                           $64,100,000
               November 2000                          $68,700,000
               December 2000                          $73,000,000

               (b)  Permit  cumulative  EBITDA for any  continuous  twelve-month
          period   beginning  with  or  after  January  2001  to  be  less  than
          $73,000,000.

     SECTION 6.06. GUARANTEES AND OTHER LIABILITIES. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, or permit any of its Subsidiaries so to do, or apply to the Bankruptcy Court for authority so to do; provided, however, that a Borrower may guaranty leaseholds of any of its Domestic Subsidiaries or any other Borrower or any Domestic Subsidiary of any other Borrower.

     SECTION 6.07. CHAPTER 11 CLAIMS. Incur, create, assume, suffer to exist or permit any administrative expense, unsecured claim, or other Superpriority Claim or lien which is pari passu with or senior to the claims, as the case may be, of the Agents and the Lenders against the Borrowers hereunder, or apply to the Bankruptcy Court for authority so to do, except for the Carve-Out.

     SECTION 6.08. DIVIDENDS; CAPITAL STOCK. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes; provided that any Borrower may pay dividends to another Borrower.

     SECTION 6.09. TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, sell or transfer any property or assets to, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to such Borrower than could be obtained on an arm's-length basis from unrelated third parties, or apply to the Bankruptcy Court for authority so to do.

     SECTION 6.10. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing, "Investments"), except for (i) ownership by SHG of the capital stock of any of its Subsidiaries identified in Schedule 3.05, (ii) ownership by any Subsidiary of SHG of the capital stock of any of its Subsidiaries listed on Schedule 3.05,
(iii) Permitted Investments, (iv) Investments existing on the Filing Date, (v) Investments in Sun Healthcare Systems, Inc. in an aggregate amount not to


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


exceed, for any period, the amount specified for that use for that period in the business plan referred to in Section 5.09, (vi) Investments in Subsidiaries other than Domestic Subsidiaries in an aggregate amount not to exceed $5,000,000, (vii) Investments in other Persons identified in such business plan and in amounts that do not exceed, in any period, the amount provided for in such business plan, and (viii) cash management investments between a Borrower and any of its Subsidiaries or any other Borrower or any Subsidiary of any other Borrower, in the ordinary course of such Borrower's business and consistent with such Borrower's practices existing on the Filing Date, or apply to the Bankruptcy Court for authority so to do.

     SECTION 6.11. DISPOSITION OF ASSETS. Sell or otherwise dispose of any assets (which shall be understood to include the termination of any lease) or apply to the Bankruptcy Court for authority so to do unless the disposition is expressly provided for in the business plan referred to in Section 5.09 except for (i) sales of Inventory, fixtures and equipment in the ordinary course of business; (ii) sales of any of the Borrower's assisted living Facilities; (iii) termination of leases or granting of deeds in lieu of foreclosures with respect to Marginal Facilities; (iv) sales of property contained in, or forming part of, any Facility referred to in (ii) and (iii); and (v) disposition of assets in an aggregate amount for all Borrowers and their Subsidiaries not exceeding $5,000,000; provided, that the return to vendors of out-of-season, defective, damaged or nonconforming Inventory or negotiated returns for credit shall not be deemed to be prohibited by this Agreement.

     SECTION 6.12. NATURE OF BUSINESS. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted.

     SECTION 6.13. FINAL ORDER; PAYMENT OF CLAIMS.

               (a) At any time seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Final Order except for any modifications and amendments agreed to by Lenders' Agent.

               (b) Prior to the date on which the Obligations have been paid in full in cash and this Agreement has been terminated, pay any administrative expense or other claims except (i) professional expenses, (ii) other administrative expense claims incurred in the ordinary course of the business of the Borrower, (iii) Pre-Petition
          Payments in a cumulative aggregate amount exceeding $25,000,000, excluding (1) any Pre-Petition Payments expressly contemplated in the business plan referred to in Section 5.08 and (2) the Pre-Petition Payments contemplated in Section 2.01(d).

     SECTION 6.14. CENSUS. Allow the patient census for any period of four consecutive weeks for the skilled nursing Facilities, when taken as a whole, to fall below 87% of the number of licensed available beds in such Facilities taken as a whole (computed in a manner consistent with reporting practices existing on the Filing Date); provided that during the period from December 1st to January 1st of each year, the Borrowers shall not allow such census for any period of four consecutive weeks to fall below 86%.

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VII.     EVENTS OF DEFAULT

     SECTION 7.01. EVENTS OF DEFAULT. If one or more of the following Events of Defaults occurs and is continuing the Agents or the Lenders shall be entitled to the remedies set forth in Section 7.02.

               (a) Any representation or warranty made by any Borrower in this Agreement or in any other Loan Document or in connection with this Agreement or with the execution and delivery of any other Loan Document or the credit extensions hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by any Borrower to any of the Agents or Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any respect when made or delivered.

               (b) Default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than five (5) Business Days or (ii) principal of the Loans or other amounts payable by the Borrowers hereunder (including, without limitation, cash collateralization in respect of Letter of Credit Guaranties), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise.

               (c) Default shall be made by any Borrower in the due observance or performance of any covenant, condition or agreement contained in
          Section  2.29,  in  Article  VI or in any of the  following  Sections:
          5.01(a),  5.01(e),  5.01(f), 5.01(g), 5.01(n), 5.02, 5.04, 5.05, 5.06,
          5.07, 5.09, 5.10(c), 5.10(d), 5.10(h), 5.11, or 5.12.

               (d) Default shall be made by any Borrower in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents, including, without limitation, Section
          10.06 and such default  shall  continue  unremedied  for more than ten
          (10) days.

               (e) Any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, or any Borrower shall file an application for an order converting a case to a case under Chapter 7 of the Bankruptcy Code; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee shall not be reversed or vacated within thirty
          (30) days after the entry thereof; or an application shall be filed by any Borrower for the approval of any other Superpriority Claim (other than the Carve-Out) in any Case which is pari passu with or senior to the claims of the Agents and the Lenders against the Borrowers hereunder, or there shall arise any such pari passu or senior Superpriority Claim or the First Day Order, Interim Order or Final Order shall be stayed, modified without the written consent of Lenders' Agent, reversed or vacated.

               (f) The Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the


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


          Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) in any assets of any Borrower which have a value in excess of $1,000,000 in the aggregate; or an order shall be entered by the Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay to any creditor of the Borrowers other than the Agents and the Lenders in their capacities as such with respect to any claim in an amount equal to or exceeding $1,000,000 in the aggregate; provided, however, that it shall not be an Event of Default if relief from the automatic stay is lifted solely for the purpose of
          (i) allowing such creditor to determine the liquidated amount of its claim against any Borrower; (ii) seeking payment from a collateral source other than any of the Borrowers; (iii) granting a deed in lieu of foreclosure to the extent permitted under Section 6.11; or (iv) granting or permitting the granting of Liens granted pursuant to the BofA Stipulation (all of which shall be subordinated to the Liens granted hereunder in favor of the Agents and the Lenders).

               (g) Any Person or group (as defined in the Securities Exchange Act of 1934, as amended), other than the holders of voting stock of SHG as of the Filing Date, shall acquire for the first time the direct or indirect ownership (constructive or otherwise), or the direct or indirect power to vote more than 40% of the outstanding voting stock of SHG.

               (h) Any material provision of any Loan Document shall, for any reason, cease to be valid and binding on any of the Borrowers, or any Borrower shall so assert in any pleading filed in any court.

               (i) An order of the Bankruptcy Court shall be entered in any of the Cases appointing an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a) (3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code and such order shall not be reversed or vacated within thirty (30) days after the entry thereof.

               (j) An order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of ten (10) days, vacating or otherwise modifying any of the Orders.

               (k) Any judgment or order as to a post-petition liability or debt for the payment of money in excess of $1,000,000 shall be rendered against any of the Borrowers and either (i) enforcement proceedings shall have been commenced and shall be continuing by any creditor upon such judgment or order or (ii) there shall be any period of thirty
          (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

               (l) Any non-monetary judgment or order with respect to a post-petition event shall be rendered against any Borrower which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, operations or assets of SHG and the Borrowers taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of any of the Borrowers to perform their respective obligations under any Loan Document, or (iii) have material adverse effect on the rights and remedies of the Agents


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


          or the Lenders under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

               (m) Any Medicaid/Medicare Account Debtor or any Governmental Unit (as defined in Section 101(27) of the Bankruptcy Code) makes or gives notice of intent to make any reduction from or otherwise withhold, through setoff, recoup or otherwise, (a) any amount of any Account arising from healthcare services rendered on or after January 1, 1999, in respect of any Account arising from healthcare services rendered before January 1, 1999 or (b) an aggregate amount in excess of $1,000,000 from any Account or Accounts arising on or after January 1, 1999 and, in the case of any such notice of intent, it is not rescinded or cancelled within ten (10) days after it is given.

               (n) Any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than ten (10) days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Single Employer Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other such Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and the aggregate sum of the amounts which any Borrower or Borrowers has or have paid or is or are required to pay in respect of any such
          Insufficiency  or   Insufficiencies   is  equal  to  or  greater  than
          $3,000,000.

               (o) (i) Any Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) any Borrower or any ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $3,000,000 allocable to post-petition obligations or requires payments exceeding $500,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by such Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received.

               (p) Any Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $500,000.

               (q) Any Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date or relating to benefits accrued prior to the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $3,000,000.

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


               (r) Any Borrower shall have incurred or been assessed any excise tax, civil penalty or other liability arising from any violation of ERISA or the Tax Code occurring after the Filing Date with respect to any employee benefit plan (as defined in Section 3(3) of ERISA), and such liability, when aggregated with all other such liabilities assessed against such Borrower exceeds $3,000,000.

               (s) It shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that any Borrower or any direct or indirect Subsidiary or Affiliate of any Borrower is liable for, or Borrower or any direct or indirect Subsidiary or Affiliate of any Borrower otherwise shall incur, undertake or otherwise suffer, any Environmental Damages, the payment or performance of which will have a value greater than $250,000.

               (t) Entry of an order by the Bankruptcy Court confirming a plan of reorganization in any of the Cases which does not require a provision for termination of the Total Commitment and payment in full in cash of all Obligations of the Borrowers hereunder and under the other Loan Documents on or before the effective date of such plan.

               (u) Entry of an order by the Bankruptcy Court, or any Borrower shall file an application for an order, dismissing any of the Cases which does not require a provision for termination of the Total
          Commitment and payment in full in cash of all Obligations of the Borrowers hereunder and under the other Loan Documents.

               (v) Entry of an order by the Bankruptcy Court with respect to any of the Cases or the Borrowers shall file an application for an order with respect to any Case, in each case without the express prior written consent of Lenders' Agent, (i) to revoke, reverse, stay, modify, supplement or amend the Final Order or (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have an administrative priority as to the Borrowers equal or superior to the priority of the claims of the Lenders' Agent and the Lenders in respect of the Obligations, or (iii) to grant or permit the grant of a Lien on the Collateral except as permitted in the BofA Stipulation (all of which shall be subordinated to the Liens granted hereunder in favor of the Agents and the Lenders).

               (w) An  application  for any of the orders  described  in clauses
          (e), (t), (u) or (v) above shall be made by a Person other than any of the Borrowers and such application is not contested by the Borrowers in good faith and the relief requested is granted in an order that is not stayed pending appeal.

               (x) Any Lender or either Agent receives any indication or evidence that any Borrower may have directly or indirectly been engaged in any type of activity that Lenders' Agent, in its reasonable discretion, determines might result in the forfeiture of any material property of any Borrower to any Governmental Authority, if such activity continues for a period of five (5) Business Days after notice


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          from  Lenders'  Agent to the  Borrowers;  any  Borrower is  criminally indicted or convicted under any law that could lead to a forfeiture of any material Collateral (as determined by Lenders' Agent in is sole discretion, exercised in consultation with the Collateral Agent), or any Governmental Authority takes any action to seize, require the turn over or appoint a receiver for any Borrower or any of its Facilities (other than Facilities rejected pursuant to Section 365 of the Bankruptcy Code).

     SECTION 7.02. REMEDIES. (a) If any Event of Default is continuing, and without further order of or application to the Bankruptcy Court, but subject to
Section 7.02(b), Lenders' Agent (and, to the extent actions with respect to any relevant Collateral is concerned, the Collateral Agent) may, and at the request of the Required Lenders, shall take one or more of the following actions, at the same or different times, but in the case of any Events of Default identified in the following listed Sections, only after three (3) Business Days' notice to the Borrowers (with a copy to (x) counsel for the official committee of unsecured creditors appointed in the Cases, (y) O' Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071-2899, Facsimile Number: (213) 430-6407,
Attn: Ben Logan, counsel to Bank of America N.A. (formerly, NationsBank of Texas, N.A.), in its capacity as the agent for SHG's pre-petition senior lenders and (z) the Office of the United States Trustee): Section 7.01(c) (other than an Event of Default caused by a breach of the Borrowers' obligations under Sections 2.29, 5.07, 5.09, 5.10(h) or 5.11), or Sections 7.01(g), 7.01(k), 7.01(l),
7.01(o), 7.01(p), 7.01(q), 7.01(r), 7.01(t), 7.01(y):

               (i) terminate forthwith the Commitments of the Lenders;

               (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding;

               (iii) require the Borrowers upon demand to forthwith deposit in the Cash Collateral Account cash in an amount equal to the sum of 105% of the then outstanding Letter of Credit Guaranties and to the extent the Borrowers shall fail to furnish such funds as demanded by Lenders' Agent, Lenders' Agent and the Collateral Agent shall each be authorized to debit the accounts of the Borrowers maintained with such Agent in such amount;

               (iv) set-off amounts in the Cash Collateral Account or any other accounts maintained with any Agent and apply such amounts to the Obligations of the Borrowers hereunder and in the other Loan Documents; and



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               (v) exercise any and all remedies under  applicable law available
          to  the  Agents  and  the  Lenders,  including,   without  limitation,
          (1) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Collateral Agent may use, at the Borrowers' expense, such of the Borrowers' personnel, supplies or space at the Borrowers' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon;
          (2) bring suit, in the name of one or more of the Borrowers, Lenders' Agent or the Collateral Agent, and generally shall have all other rights respecting the Accounts, including, without limitation, the
          right  to:   accelerate  or  extend  the  time  of  payment,   settle,
          compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Borrowers, the Collateral Agent or Lenders' Agent; (3) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement to the extent permitted by applicable law, at public or private sale, for cash, on credit or otherwise, at the Collateral Agent s sole option and discretion, and the Collateral Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Borrowers to the extent permitted by law; and (4) foreclose the security interests created herein by any available judicial or non-judicial procedure, take possession of any or all of the Inventory and Equipment without judicial process, and enter any premises where any Inventory and Equipment may be located for the purpose of taking possession of or removing the same. The Collateral Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of any Borrower, the Collateral Agent or Lenders' Agent, or in the name of such other party as the Collateral Agent may designate, either at public or private sale or at any broker's board, in lots or in
          bulk,  for  cash  or  for  credit,   with  or  without  warranties  or
          representations, and upon such other terms and conditions as the Collateral Agent in its sole discretion may deem advisable, and the Collateral Agent, Lenders' Agent and the Lenders shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, Collateral Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Collateral Agent shall deem appropriate. The Borrowers agree, at the request of the Collateral Agent, to assemble the Inventory and Equipment and to make it available to the Collateral Agent at premises of the Borrowers or elsewhere and to make available to the Collateral Agent the premises and facilities of the Borrowers for the purpose of the Collateral Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days' notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Collateral Agent's exercise of any of the foregoing right, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied to the payment of the Obligations, whether due or to become due, in such order as Lenders' Agent may elect, and the


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          Borrowers  shall remain  liable to Lenders'  Agent and the Lenders for any  deficiencies,  and Lenders'  Agent in turn agrees to remit to the
          Borrower  or  its  successors  or  assigns,   any  surplus   resulting
          therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

               (b) All stays and injunctions, including the automatic stay pursuant to Bankruptcy Code Section 362, shall be vacated and terminated by each of the First Day Order, the Interim Order and the Final Order to the extent necessary to permit the Agents and the Lenders full exercise of all of their rights and remedies based on the occurrence of an Event of Default, including, without limitation, all of their rights and remedies with respect to the Collateral. With respect to the Agents' and Lenders' exercise of their rights and remedies, each Borrower agrees and warrants as follows:

                    (i) such Borrower  waives,  releases,  and shall be enjoined from attempting to contest, delay, or otherwise dispute the exercise by the Agents and the Lenders of their rights and remedies before the Bankruptcy Court or otherwise; except only as expressly stated in subparagraph (ii) of this paragraph; and

                    (ii) when any Agent or Lender  seeks to  enforce  its rights and remedies based on an Event of Default, and if the Borrowers dispute that an Event of Default has occurred, the Borrowers will be entitled to file an emergency motion with the Bankruptcy Court disputing whether an Event of Default has occurred. Unless otherwise agreed in writing by Lenders' Agent, any such motion shall be heard within two (2) days after it is filed. At the hearing on the emergency motion, the only issue that will be heard by the Bankruptcy Court will be whether an Event of Default has occurred and has not been cured, and, if an Event of Default has occurred and has not been cured, the Agents and the Lenders will be entitled to continue to exercise all of their rights and remedies without the necessity of any further notice or order. Furthermore, nothing herein shall be construed to impose or reimpose any stay or injunction of any kind against the Agents or the Lenders.

          (c) Each Lender is acting hereunder individually. Nothing herein, and no action taken by any Agent or any Lender, shall be construed to constitute them or any of them a partnership, an association, any other entity or a joint venture. Without limiting the generality of the foregoing, each Agent and each Lender shall be entitled to act independently, whether by court action or otherwise, to enforce or protect its rights under this Agreement and the other Loan Documents, subject, in the case of each Lender, to the provisions of Section 7.02(a) regarding any declaration that any unmatured obligations of the Borrowers hereunder (or under any Notes) shall be immediately due and payable upon the occurrence of an Event of Default.

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VIII.     THE AGENTS

     SECTION 8.01. ADMINISTRATION BY AGENTS. The general administration of the Loan Documents shall be by Lenders' Agent and the general administration of the Collateral shall be by the Collateral Agent. Each Lender hereby irrevocably authorizes each Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agents shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents. The Agents may from time to time appoint such additional agents as they may deem appropriate to execute any of their respective duties under this Agreement or the other Loan Documents.

     SECTION 8.02. ADVANCES BY LENDERS' AGENT AND PAYMENTS. (a) Notwithstanding any other provision of this Agreement, and in order to reduce the number of funds transfers among the Borrowers, the Lenders and Lenders' Agent, the Borrowers, the Lenders and Lenders' Agent agree that Lenders' Agent may (but shall not be obligated to) fund, and the Borrowers and the Lenders hereby irrevocably authorize Lenders' Agent to fund, on behalf of the Lenders, the Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in Section 8.02(c); provided, however, that (i) Lenders' Agent shall not fund such Loans if Lenders' Agent has received notice from Required Lenders on or before the Business Day prior to the day of the proposed Borrowing that one or more of the conditions precedent set forth in Article IV will not be satisfied on the day of the proposed Borrowing and (ii) Lenders' Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Article IV have been satisfied.

          (b) Unless (i) Lenders' Agent has given the Lenders notice that Lenders' Agent, on behalf of the Lenders, will fund a particular Borrowing pursuant to the preceding subsection or (ii) Lenders' Agent has been notified by any Lender on the Business Day before a proposed Borrowing that such Lender does not intend to make available to Lenders' Agent such Lenders' Commitment Percentage of such Borrowing, Lenders' Agent may assume that such Lender has made such amount available to Lenders' Agent on such day and Lenders' Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrowers on such day. If Lenders' Agent makes such corresponding amount available to the Borrowers hereunder and such corresponding amount is not in fact made available to Lenders' Agent by such Lender, Lenders' Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to Lenders' Agent, at the customary rate set by Lenders' Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Alternate Base
     Rate. During the period in which such Lender has not paid such corresponding amount to Lenders' Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by Lenders' Agent to the Borrower shall, for all purposes hereof, be a Loan made by Lenders' Agent for its own account. Upon any such failure by a Lender to pay Lenders' Agent, Lenders' Agent shall promptly thereafter notify the Borrowers of such failure and the Borrowers shall immediately pay such corresponding amount to Lenders' Agent for its own account.

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          (c) With respect to each week during which  Lenders'  Agent has funded
     Loans pursuant to subsection (a) of this Section 8.02 (each a "Settlement Period"), on the last Business Day of such Settlement Period, Lenders' Agent shall give each Lender notice of the average daily unpaid principal amount of the Loans outstanding during such Settlement Period. In the event that such amount is greater than the average daily unpaid principal amount of the Loans outstanding during the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Loans made on the date of such Lender's initial funding), each Lender shall promptly make available to Lenders' Agent such Lender's Commitment Percentage of the difference, in immediately available funds. In the event that such amount is less than such average daily unpaid principal amount, Lenders' Agent shall promptly pay over to each Lender (other than CITBC) such Lender's Commitment Percentage of the difference, in immediately available funds. In addition, if Lenders' Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which Lenders' Agent shall determine that it is desirable to present claims against any of the Borrowers for repayment, each Lender shall promptly remit to Lenders' Agent or, as the case may be, Lenders' Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders and Lenders' Agent in the then Outstanding Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Loans will be equal to its Commitment Percentage thereof. The obligations of each Lender under this subsection shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Commitment Percentage of the Loans which have been funded by such Lender.

          (d) In the event that any Lender fails to make any payment required to be made by it pursuant to the preceding subsection, Lenders' Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to Lenders' Agent, at the customary rate set by Lenders' Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Alternate Base Rate. During the period in which such Lender has not paid such corresponding amount to Lenders' Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by Lenders' Agent to the Borrower shall, for all purposes hereof, be a Loan made by Lenders' Agent for its own account. Upon any such failure by a Lender to pay Lenders' Agent, Lenders' Agent shall promptly thereafter notify the Borrowers of such failure and the Borrowers shall immediately pay such corresponding amount to Lenders' Agent for its own account. Nothing in this subsection shall relieve any Lender from its obligation to fulfill its Commitment to make Loans hereunder or to prejudice any rights that any Borrower or Lenders' Agent may have against any Lender as a result of any default by such Lender hereunder. Lenders' Agent shall consult with the Borrowers about the possible replacement of a defaulting Lender and SHG may recommend other potential Lenders to Lenders' Agent, but the determination whether to replace a defaulting Lender and with whom to replace such defaulting Lender shall be made by Lenders' Agent in its sole discretion.

          (e) Any amounts received by Lenders' Agent in connection with this Agreement or the Notes (other than amounts to which Lenders' Agent is entitled pursuant to Sections 2.19, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied,


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     first,  in  accordance  with each  Lender's  Commitment  Percentage  to pay
     accrued  but  unpaid   Commitment  Fees,   Letter  of  Credit  Fees,  Agent
     Administration Fees, Collateral Monitoring Fees, First Day Order Fees, and Final Order Fees and second, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding on each Loan. All amounts to be paid to a Lender by Lender' Agent shall be credited to such Lender, after collection by Lenders' Agent, in immediately available funds either by wire transfer or deposit in such Lender's account designated by it by notice to Lenders' Agent.

          (f) The Collateral Agent shall exercise reasonable care to assure safe custody of all Collateral held by it to the extent required by applicable law and in any event shall be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property in the circumstances. Except as specified in this subsection or otherwise expressly set forth in this Agreement, the Collateral Agent shall have no duty with respect to the Collateral including, without limitation, any duty to collect amounts thereon or enforce or preserve any rights pertaining thereto.

     SECTION 8.03. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender
(a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata; provided that if any such non-pro rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrowers expressly consent to the foregoing arrangements and to the arrangements contemplated herein regarding participations in Loans deemed made by CITBC by virtue of payments under Letter of Credit Guaranties, and the Borrowers agree that any Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation. The Lenders' agreements in this provision shall not affect their rights to retain amounts obtained by them with respect to indebtedness of any Borrower other than the Obligations (including, without limitation, any Pre-Petition Secured Loans owed to any of the Lenders, which are to be paid as contemplated in Section 2.01(d)).

     SECTION 8.04. AGREEMENT OF REQUIRED LENDERS. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by Lenders' Agent for and on behalf


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or for the benefit of all Lenders upon the  direction  of the Required  Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

     SECTION 8.05. LIABILITY OF AGENTS. (a) Each Agent when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, employees and attorneys, and neither such Agent nor its respective directors, officers, agents, employees or attorneys shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. Neither of the Agents and none of the directors, officers, agents, employees or attorneys of any Agent shall be liable to the Lenders or to any of them for any action taken or omitted to be taken by either Agent pursuant to instructions received by an Agent from the Required Lenders or in reliance upon the advice of counsel selected by such Agent. Without limiting the foregoing, neither an Agent nor any of its respective directors, officers, employees, agents or attorneys shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any other Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by any Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any other Loan Documents.

          (b) Neither of the Agents and none of the directors, officers, employees, agents or attorneys of either Agent shall have any responsibility to any of the Borrowers on account of the failure or delay in performance or breach by any Lender or by any Borrower or the other Agent of any of its or their respective obligations, or any other act or omission by any of them, under this Agreement or any of the Loan Documents or in connection herewith or therewith.

          (c) Each Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

     SECTION 8.06. REIMBURSEMENT AND INDEMNIFICATION. Each Lender agrees (i) to reimburse (x) each Agent for such Lender's Commitment Percentage of any expenses and fees incurred by such Agent for the benefit of the Lenders under this Agreement and any other Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrowers, and (y) each Agent for such Lender's Commitment Percentage of any expenses of such Agent incurred for the benefit of the Lenders that the Borrowers have agreed to reimburse pursuant to Section 10.05 and have failed to so reimburse and (ii) to indemnify and hold harmless each Agent and any of its directors, officers, employees, or agents, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties,


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actions,  judgments,  suits,  costs,  expenses,  or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document to the extent not reimbursed by the Borrowers (except such as shall result from their respective gross negligence or willful misconduct).

     SECTION 8.07. RIGHTS OF AGENTS. It is understood and agreed that each of CITBC and HHF shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers and their Subsidiaries, as though it were not an Agent under this Agreement.

     SECTION 8.08. INDEPENDENT LENDERS. Each Lender acknowledges that it has decided to enter into this Agreement and to make the Loans and its Commitment, and its agreement to purchase Participations, hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrowers and agrees that the Agents shall bear no responsibility therefor.

     SECTION 8.09. NOTICE OF TRANSFER. The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by Lenders' Agent. As soon as practicable after Lenders' Agent receives any such executed notice of assignment or transfer, it shall give SHG a copy thereof for the Borrowers.

     SECTION 8.10. SUCCESSOR AGENT. Each Agent may resign at any time by giving written notice thereof to the Lenders, the other Agent and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrowers. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

IX.  PARTICIPATIONS

     SECTION 9.01. PARTICIPATIONS IN LETTER OF CREDIT GUARANTIES. (a) Subject to the terms and conditions hereinafter set forth in this Article IX, CITBC hereby agrees to sell and each other Lender hereby agrees to purchase a participation


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("Participation")  from CITBC in each Letter of Credit Guaranty to the extent of such Lender's Commitment Percentage (as such percentage may be reduced or otherwise modified from time to time in accordance with the terms of this
Article IX).

          (b) Subject to the preceding paragraph of this Section, each Lender hereby irrevocably and unconditionally agrees to purchase and CITBC hereby agrees to sell and transfer to each Lender, an undivided fractional interest equal to such Lender's Commitment Percentage in each Letter of Credit Guaranty upon issuance thereof and each draw thereunder upon such drawing and the Obligations of the Borrowers in respect of each such Letter of Credit Guaranty.

          (c) Each Lender will be entitled to receive its Commitment Percentage of all Letter of Credit Fees paid by the Borrowers to CITBC. CITBC shall pay each Lender its Commitment Percentage of each Letter of Credit Fee within five (5) days of receipt by CITBC of such Fee.

     SECTION 9.02. SHARING IN COLLATERAL. In addition to the foregoing, each Lender other than CITBC hereby purchases, and CITBC hereby sells to each other Lender, an undivided fractional interest equal to such Lender's Commitment Percentage in the interests of CITBC in the Collateral securing the Borrowers' Obligations to CITBC in respect of the Letter of Credit Guaranties that are subject to such other Lender's Participations and all the other related Loan Documents, if any.

     SECTION 9.03. RELATIONSHIP FORMED. The relationship between CITBC (in its capacity as seller of Participations pursuant to this Article IX) and each Lender (in its capacity as purchaser of Participations pursuant to this Article
IX) is and shall be that of a purchaser and seller at arm's length of a property interest and not a creditor-debtor relationship or joint venture or financing or fiduciary relationship.

     SECTION 9.04. PROCEDURES. Whenever a payment shall be made under a Letter of Credit Guaranty and the Borrowers shall not immediately reimburse CITBC therefor, CITBC will promptly notify each Lender regarding payment as follows:
(1) the date of such payment, and (2) the amount of such payment. Although CITBC shall be responsible for making each payment drawn on each Letter of Credit Guaranty, each Lender shall bear its Commitment Percentage of the credit risk associated with each such draw and payment. Accordingly, in the event that the amount of any such draw is not paid in full by or on behalf of Borrowers immediately, for any reason, CITBC shall give prompt notice by telephone (promptly confirmed in writing) or telex to each other Lender of such event. Upon receipt of such telephone or telex notice, each such Lender shall cause to be transmitted to CITBC, to an account specified by CITBC, an amount in immediately available funds equivalent to its Commitment Percentage of such draw or payment.

     SECTION 9.05. COLLECTIONS AND REMITTANCES. Whenever CITBC receives any payment, interest, reimbursement, collection, or recovery on account of a Letter of Credit Guaranty whether from Borrowers, the Collateral, or otherwise, it shall allocate such receipts between each other Lender and CITBC pro rata, with each such Lender's percentage of the principal amount based on its Commitment Percentage.

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     SECTION  9.06.  RETURN OF  PAYMENTS.  If any payment  received by CITBC and distributed or credited to another Lender is later rescinded or is otherwise returned by CITBC, as the case may be, for whatever reason (including, without limitation, settlement of an alleged claim), each such Lender, upon demand by CITBC, shall immediately pay to CITBC such Commitment Percentage Share of the principal amount so returned plus interest and/or commission on such amount at the rate paid by CITBC. The covenants contained in this paragraph shall survive the termination of this Agreement.

     SECTION 9.07. SHARING OF SETOFFS AND COLLECTIONS. Each Lender agrees that to the extent any payment is received by it on any of the Obligations of the Borrowers under a Letter of Credit Guaranty, whether by counterclaim, setoff, banker's lien, by realizing on Collateral or otherwise and such payment results in such Lender's receiving a greater payment than it would have been entitled to under this Article IX had the total amount of such payment been paid directly to CITBC, for disbursement according to this Article IX, then such Lender shall immediately purchase for cash from CITBC an additional Participation and a participation from the other Lenders in such Letter of Credit Guaranty (subject to the same terms and conditions provided for herein), sufficient in amount so that such payment shall effectively be shared pro rata with CITBC and the other Lenders in accordance with the amount, and to the extent, of their respective interests in the Letter of Credit Guaranties; provided, however, that if all or any portion of such payment is thereafter recovered from such Lender at any time, the purchase shall be rescinded and the purchase price returned to the extent of such recovery, but without interest or other return thereof.

     SECTION 9.08. INDEMNIFICATION; COSTS AND EXPENSES. To the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so, each Lender other than CITBC agrees to reimburse CITBC, against, and hold CITBC, harmless from, on demand, to the extent of each such Lender's Commitment Percentage of, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever (including, without limitation, disbursements necessary, in the judgment of CITBC, to preserve or protect the Collateral), that may at any time be imposed on, incurred by, or asserted against CITBC, in any way relating to a Letter of Credit, the Letter of Credit Guaranties or any other Loan Document or other instrument relating to any of the foregoing, or the transactions contemplated in this Article IX or in any Letter of Credit Guaranty, or any action taken or omitted by CITBC, under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from CITBC's, gross negligence or willful misconduct. The covenants contained in this Section shall survive the termination of this Agreement.

     SECTION 9.09. ADMINISTRATION; STANDARD OF CARE. CITBC will administer each Letter of Credit Guaranty and Letter of Credit in the ordinary course of business and in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances. CITBC shall be entitled to use its discretion in taking or refraining from taking any actions in connection with any of the foregoing as if it were the sole party involved in any of the foregoing and no Participations existed.

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


     Each Lender other than CITBC acknowledges that its Participations hereunder are without recourse to CITBC and that each such Lender expressly assumes all risk of loss in connection with its Participation in the Letter of Credit Guaranties, as if such Lender had directly provided such Letter of Credit Guaranty. CITBC shall have no liability express or implied, for any action taken or omitted to be taken by CITBC or for any failure or delay in exercising any right or power possessed by CITBC, under any of the Loan Documents relating to a Letter of Credit Guaranty except for actual losses, if any, suffered by any Lender that are approximately caused by CITBC's gross negligence or willful misconduct. Without limiting the foregoing, CITBC (1) may consult with legal counsel, independent public accountants, appraisers, and other experts, selected by CITBC and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such persons, (2) shall be entitled to rely on, and shall incur no liability by acting upon, any conversation, notice, consent, certificate, statement, order, or any document or other writing (including, without limitation, telex, telecopy, TWX, or other telecommunication device) believed by CITBC to be genuine and correct and to have been signed, sent, or made by the proper person, (3) makes no warranty or representation of any kind or character relating to the Borrowers or any Person providing a guaranty of any Borrower's Obligations under this Agreement, or the Collateral, and shall not be responsible for any warranty or representation made in or in connection with any of the Loan Documents, (4) makes no warranty or representation as to, and shall not be responsible for the correctness as to form, the due execution, legality, validity, enforceability, genuineness, sufficiency, or collectibility of any of the Loan Documents relating to a Letter of Credit Guaranty, for any failure by any Borrower or any other Person to perform its obligations thereunder or under this Agreement, for the Borrowers' use of the proceeds therefrom, or for the preservation of the Collateral or the loss, depreciation, or release thereof, (5) makes no warranty or representation as to, and assumes no responsibility for, the authenticity, validity, accuracy, or completeness of any notice, financial statement, or other document or information received by CITBC, or any Lender in connection with, or otherwise referred to in, any of the Loan Documents, and (6) shall not be required to make any inquiry concerning the observance or performance of any agreement contained in, or conditions of, any of the Loan Documents or under a guaranty of the Borrowers' Obligations under this Agreement, or to inspect the property, books, or records of the Borrowers or any other Person.

     Notwithstanding the provisions of the first paragraph of this Article IX, CITBC agrees that it will not knowingly take any of the following actions without the written consent of each Lender: (1) extend the time of payment on Borrower's Obligations to CITBC with respect to any of the Letter of Credit Guaranties for more than thirty (30) days after any due date or (2) reduce the fees charged for the Letter of Credit Guaranties. CITBC shall be fully justified in failing or refusing to take any action under any of the Loan Documents relating to the Letter of Credit Guaranties unless it shall first receive such advice or concurrence of the Lenders as CITBC shall deem appropriate.

     CITBC may lend money to, accept deposits from, and generally engage in any kind of business with the Borrowers or any other Person as freely as if no Participations had been granted to any Lender.

     SECTION 9.10. INDEPENDENT INVESTIGATION BY THE LENDERS. Each Lender acknowledges (1) that it has made an informed judgment with respect to the


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desirability of purchasing  Participations  in the Letter of Credit  Guaranties,
(2) that CITBC has not made any representations or warranties to such Lender and that no prior or future act by CITBC shall be deemed to constitute a representation or warranty of CITBC and (3) that such Lender has independently, without reliance upon CITBC, and based on such information as such Lender has deemed appropriate, made its own appraisal of and investigation into the
business,    operations,    property,    financial   condition,    and   general
creditworthiness of the Borrowers and any Person providing a guaranty of any Borrower's Obligations under this Agreement, made its own analysis of the value and lien status of any Collateral, and made its own decision to execute this Agreement and thereby purchase Participations in accordance with this Agreement. Each Lender agrees that, independently and without reliance upon CITBC or any representations or statements of CITBC, and based on such information as such Lender deems appropriate at the time, it will continue to make and rely upon its own credit analysis and decisions in taking or not taking any action under this
Article IX or any of the Loan Documents.

X.   MISCELLANEOUS

     SECTION 10.01. NOTICES. (a) Notices and other communications provided for herein shall be in writing (including telex, facsimile or cable communication) and shall be mailed, telexed, transmitted, cabled or delivered by a reputable commercial overnight delivery service (i) to the Borrowers, c/o SHG, as follows:

                  Sun Healthcare Group, Inc.
                  101 Sun Avenue, N.E.
                  Albuquerque, New Mexico  87109
                  Facsimile Number:  505-798-6635
                  Attn:  Chief Financial Officer

                  with copy to:

                  Weil Gotshal & Manges  LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Facsimile Number:  (212) 310-8007
                  Attention:  Mr. Warren T. Buhle, and


     (ii) to a Lender or the Agent, to it at its address set forth on the signature pages of this Agreement, with copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York  10019-6092
                  Facsimile Number:  (212) 259-6333
                  Attention:  Mr. Stuart Hirshfield,

     or such other address as such party may from time to time designate by giving written notice to the other parties hereunder.

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


          (b) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; on the second Business Day after the date when sent by overnight courier service, if by such service; or when receipt is acknowledged, if by facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the preceding sentence and pursuant to Article II shall be effective only when received by the Agent.

     SECTION 10.02. SURVIVAL OF AGREEMENT, Representations and Warranties, etc. All warranties, representations and covenants made by any Borrower herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by such Borrower hereunder with respect to such Borrower.

     SECTION 10.03. SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agents and the Lenders and their respective successors and assigns. None of the Borrowers may assign or transfer any of its rights or Obligations hereunder without the prior written consent of all of the Lenders. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of any Note or Commitment, in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each purchaser of a participation (provided that, except as otherwise provided in Article IX with respect to Participations in Letter of Credit Guaranties, such participant shall look solely to the seller of such Participation for such benefits and the Borrowers' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such Participation) and the pro rata treatment of payments, as described in
Section 2.17, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the Obligations of the Borrowers relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrowers' Obligations hereunder. The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrowers.

          (b) Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it and any related Note held by it); provided, however, that (i) other than


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


     in the case of an assignment to a Person at least 50% owned by the assignor Lender, or by a common parent of both, or to another Lender, the Agents must give their respective prior written consent, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agents) shall, unless otherwise agreed to in writing by the Borrowers and the Agents, in no event be less than $10,000,000 (or $1,000,000 in the case of an assignment between Lenders) and (iii) the parties to each such assignment shall execute and deliver to Lenders' Agent, for its acceptance and recording in the Register (as defined below) and for it to seek acceptance from the Collateral Agent, an Assignment and Acceptance with blanks appropriately completed, together with any Note subject to such assignment and a processing and recordation fee of $3,000 (for which the Borrowers shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agents), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement as are delegated to such Agents by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

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


          (d) Lenders' Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount and Types of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person identified as a Lender in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by SHG or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with any Note subject to such assignment and the fee payable in respect thereto, Lenders' Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and also accepted by the Collateral Agent, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrowers (together with a copy thereof). Within five (5) Business Days after receipt of notice, the Borrowers, at their own expense, shall execute and deliver to Lenders' Agent a Note to the order of such assignee in an amount equal to the Commitment and/or Loans assumed by it pursuant to such Assignment and Acceptance, if so requested by such assignee Lender, and, if such assigning Lender has retained Commitments and/or Loans hereunder and so requests, a new Note to the order of the assigning Lender in an amount equal to the Commitment and/or Loans retained by it hereunder. Such Notes shall be dated the Closing Date. Thereafter, any such surrendered Note shall be marked canceled and returned to SHG.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; PROVIDED that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

          (g) The Borrowers hereby agree to actively assist and cooperate with CITBC and HHF in their efforts to sell participations herein (as described in Section 10.03(a)) and assign to one or more Lenders or Eligible Assignees a portion of their interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

     SECTION 10.04. CONFIDENTIALITY. Each Lender agrees to keep any information delivered or made available by the Borrowers to it confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) to any other Person if reasonably incidental to the administration of the Loans or the Letter of Credit Guaranties, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by any Agent or any Lender which is not permitted by this Agreement, (vi) in connection with any litigation to which any Agent, any Lender, or their respective Affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise


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of any remedy  hereunder,  (viii) to such Lender's legal counsel and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f); provided, further, that unless specifically prohibited by applicable law or court order, each Lender shall use reasonable efforts, prior to disclosure thereof, to notify SHG of any request for disclosure of any such information (i) by any regulatory agency or representative thereof (other than any such request in connection with an examination of such Lender's financial condition by such governmental agency) or (ii) pursuant to legal process.

     SECTION 10.05. EXPENSES; DOCUMENTARY TAXES. Whether or not the transactions hereby contemplated shall be consummated, the Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Agents (including, but not limited to, the reasonable fees and disbursements of Dewey Ballantine LLP, special counsel for Lenders' Agent, and any other counsel that either Agent shall retain) in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Loan Documents, the making of the Loans and the issuance of the Letter of Credit Guaranties, the syndication of the transactions contemplated hereby, the reasonable costs, fees and expenses of the Agents in connection with their pre-petition due diligence, periodic field audits, monitoring of Inventory, administration of Collateral and (to the extent agreed by Borrowers) publicity expenses, and all reasonable out-of-pocket expenses incurred by the Lenders and the Agents in the enforcement or protection of the rights of any one or more of the Lenders or any Agent in connection with this Agreement, the Notes or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of any counsel for the Lenders or any Agents. Such payments shall be made on the date of the First Day Order and thereafter on demand. Whether or not the transactions hereby contemplated shall be consummated, the Borrowers agree to reimburse each Agent for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 10.06. INDEMNITY. (a) The Borrowers agree to indemnify and hold harmless the Agents and the Lenders and their directors, officers, employees and agents (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party.

          (b) Notwithstanding any other provision of this Agreement or the Loan Documents, each Borrower (collectively, the "Indemnitors") covenants and agrees jointly and severally to retain responsibility for and to indemnify, hold harmless, satisfy, defend and protect each of the Agents and the Lenders, their affiliates, each of their heirs, executors, successors and assigns, and the officers, directors, employees, attorneys, experts, consultants, representatives and agents of the foregoing (collectively, "Indemnitees") from and against any and all Environmental Damages which may at any time be imposed upon, incurred or undertaken by or asserted or awarded against any Indemnitee and are related to or arise out of or in connection with, directly or indirectly, the transactions contemplated


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


     hereby, the Loan Documents, the past, present or future Properties or Operations, the past, present or future properties or operations of any predecessor in interest of any Borrower or any of their direct or indirect Subsidiaries or Affiliates, any breach of any representation or warranty or failure to perform any covenant or agreement set forth in this Agreement, the enforcement of this Agreement, or the assertion by any Indemnitor of any defense to its obligations hereunder, whether any of such matters arise during the term of the Loan Agreements or after the term of the Loan Agreements, before or after foreclosure or other taking of title to all or any portion of the Properties or the exercise of any other remedy by or on behalf of Lenders, or at any other time, and without regard to any statutes of limitations or other limitations period, including, without limitation, Environmental Damages related to or arising out of or in connection with
     (a) the past, present or future Release or threatened Release at, to, from or under any location, or past or future Remedial Action at any location, relating to any Hazardous Materials (i) generated, treated, recycled, stored, processed, disposed or otherwise handled by or on behalf of any Borrower or any direct or indirect Subsidiary or Affiliate of any Borrower at any time, (ii) generated, treated, recycled, stored, processed, disposed or otherwise handled by or on behalf of any other former, current or future owner, lessee, lessor, operator or user of the Properties, (iii) transported by or on behalf of any Borrower or any direct or indirect Subsidiary or Affiliate of any Borrower or any other former, current or future owner, lessee, lessor, operator or user of the Properties to or from the Properties at any time, or (iv) removed by any Person from the Properties at any time, or (b) the past, present or future Release or threatened Release of Hazardous Materials at, to, from, under or affecting, or the past, present or future presence of Hazardous Materials at any current or former Properties, or (c) any act or omission of any Indemnitee in connection with any current or former Properties or Operations or the Loan Documents or the Loans (collectively, the "Indemnified Matters"). In the event any Indemnified Matter involves a claim of any nature by a third party against any Indemnitee, the Indemnitee or its designee shall have the absolute right to undertake, conduct, control, settle or compromise such claim at the sole cost and expense of the Indemnitors, and if the Indemnitee so elects, the Indemnitors shall cooperate fully with such Indemnitee or its designee in connection therewith.

     SECTION 10.07. CHOICE OF LAW. THIS AGREEMENT AND ANY NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

     SECTION 10.08. NO WAIVER. No failure on the part of either Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 10.09. EXTENSION OF MATURITY. Should any payment of principal of or interest on any of the Loans or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     SECTION 10.10. AMENDMENTS, ETC. (a) No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of the Lender affected thereby (x) increase the Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Lender), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrowers' obligations hereunder; and provided, further, that no such modification or amendment shall without the written consent of all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders,
(ii) amend this Section 10.10 or the definition of Required Lenders or (iii) amend or modify the Superpriority Claim status of the Lenders contemplated by
Section 2.27. No such amendment or modification may adversely affect the rights and obligations of either Agent or CITBC hereunder without its prior written consent. The giving of any notice to or demand on any Borrower that is not expressly referred hereunder shall not entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against a Borrower unless signed by such Borrower or SHG on its behalf.

          (b) Notwithstanding anything to the contrary contained in Section 10.10(a), in the event that the Borrowers request that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Super-majority Lenders (as hereinafter defined), then with the consent of the Borrowers and the Super-majority Lenders, the Borrower and the Super-majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification  or  amendment  requested  by the  Borrower  (such  Lender  or
     Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions
     (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Lenders" shall mean, at any time, Lenders holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Lenders having Commitments representing at least 66-2/3% of the Total Commitment.

     SECTION 10.11. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.12. HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 10.13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Facsimile signatures on this Agreement shall be treated for all purposes as binding on such signatory to the same extent as an original signature. If a party delivers an executed counterpart of this Agreement or any Loan Document by facsimile, such party shall, within one Business Day of that delivery, deliver original executed counterparts to the other party by overnight courier.

     SECTION 10.14. PRIOR AGREEMENTS. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrowers and any Lender or Agent prior to the execution of this Agreement which relate to Loans and other extensions of credit to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter, including, without limitation, the Borrowers' agreement to actively assist the Agent in the syndication of the transactions contemplated hereby referred to in Section 10.03(g) and including also the provisions of Section 2.22).

     SECTION 10.15. FURTHER ASSURANCES. Whenever and so often as reasonably requested by the Collateral Agent or Lenders' Agent, the Borrowers shall promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in such Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     SECTION 10.16. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     SECTION 10.17. WAIVERS AND RELEASES. (a) In consideration of the Loans to be made to the Borrowers hereunder, each Borrower hereby agrees not to assert and affirmatively waives and releases any claim such Borrower might have with respect to the Loans and the Letter of Credit Guaranties under Section 510 of the Bankruptcy Code against CITBC, the Agents and the Lenders in any form or manner whatsoever and further releases CITBC, the Agents and the Lenders from and affirmatively waives and releases any and all claims the Borrowers may have with respect to the Loans and the Letter of Credit Guaranties against CITBC, the Agents and the Lenders from the beginning of time to the date hereof.

          (b) Except (i) as expressly permitted by this Agreement, (ii) the BofA Stipulation, (iii) an order of the Bankruptcy Court approving the BofA Stipulation (to the extent the same is not objected to by Lenders' Agent) or (iv) to the extent otherwise consented to in writing by Lenders' Agent in its sole discretion (in consultation with the Collateral Agent), each Borrower hereby agrees not to request an order of the Bankruptcy Court permitting it to use any cash Collateral pursuant to section 363 of the Bankruptcy Code while this Agreement is in effect and the Obligations are outstanding, and waives and releases its rights to request such use of any cash Collateral.



         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.


                                     SUN HEALTHCARE GROUP, INC.


                                     By:
                                        ----------------------------
                                     Name:
                                     Title:


                                     ADDITIONAL BORROWERS:


                                     SUN HEALTHCARE GROUP, INC.
                                     CAREERSTAFF UNLIMITED, INC.
                                     CAREERSTAFF MANAGEMENT, INC.
                                     PHOENIX-HUDSON COMPANY
                                     PRI, INC.
                                     MASTHEAD CORPORATION
                                     REGENCY HEALTH SERVICES, INC.
                                     BRASWELL ENTERPRISES, INC.
                                     BRITTANY REHABILITATION CENTER, INC.
                                     CARE ENTERPRISES, INC.
                                     AMERICARE HOMECARE, INC.
                                     AMERICARE MIDWEST, INC.
                                     AMERICARE OF WEST VIRGINIA, INC.
                                     BECKLEY HEALTH CARE CORP.
                                     DUNBAR HEALTH CARE CORP.
                                     PUTNAM HEALTH CARE CORP.
                                     SALEM HEALTH CARE CORP.
                                     CARE ENTERPRISES WEST
                                     CARE HOME HEALTH SERVICES
                                     CARE FINANCE, INC.
                                     CIRCLEVILLE HEALTH CARE CORP.
                                     GLENVILLE HEALTH CARE, INC.
                                     MARION HEALTH CARE CORP.
                                     CARMICHAEL REHABILITATION CENTER
                                     COALINGA REHABILITATION CENTER
                                     COVINA REHABILITATION CENTER
                                     EVERGREEN REHABILITATION CENTER
                                     FAIRFIELD REHABILITATION CENTER
                                     FIRST CLASS PHARMACY, INC.
                                     EXECUTIVE PHARMACY SERVICES, INC.

                                     FULLERTON REHABILITATION CENTER
                                     GLENDORA REHABILITATION CENTER
                                     GRAND TERRACE REHABILITATION CENTER
                                     HALLMARK HEALTH SERVICES, INC.
                                     HARBOR VIEW REHABILITATION CENTER
                                     HAWTHORNE REHABILITATION CENTER
                                     HERITAGE REHABILITATION CENTER
                                     HERITAGE-TORRANCE REHABILITATION CENTER
                                     HUNTINGTON BEACH CONVALESCENT HOSPITAL
                                     JACKSON REHABILITATION CENTER, INC.
                                     LINDA-MAR REHABILITATION CENTER
                                     MEADOWBROOK REHABILITATION CENTER
                                     NEWPORT BEACH REHABILITATION CENTER
                                     OASIS MENTAL HEALTH TREATMENT CENTER, INC.
                                     PARADISE REHABILITATION CENTER, INC.
                                     PASO ROBLES REHABILITATION CENTER
                                     REGENCY HIGH SCHOOL, INC.
                                     REGENCY - NORTH CAROLINA, INC.
                                     REGENCY OUTPATIENT SERVICES, INC.
                                     PACIFIC BEACH PHYSICAL THERAPY, INC.
                                     PEACHWOOD PHYSICAL THERAPY CORPORATION
                                     REGENCY REHAB HOSPITALS, INC.
                                     ORANGE REHABILITATION HOSPITAL, INC.
                                     SAN BERNARDINO REHABILITATION HOSPITAL,
                                       INC.
                                     REGENCY REHABILITATION MANAGEMENT AND
                                       CONSULTING SERVICES, INC.
                                     REGENCY - TENNESSEE, INC.
                                     RHS MANAGEMENT CORPORATION
                                     ROSEWOOD REHABILITATION CENTER, INC.
                                     SHANDIN HILLS REHABILITATION CENTER
                                     STOCKTON REHABILITATION CENTER, INC.
                                     SUNPLUS HOME HEALTH SERVICES, INC.
                                     VISTA KNOLL REHABILITATION CENTER, INC.
                                     WILLOWVIEW REHABILITATION CENTER
                                     RETIREMENT CARE ASSOCIATES, INC.
                                     BIBB HEALTH & REHABILITATION, INC.
                                     CAPITOL CARE MANAGEMENT COMPANY, INC.
                                     CHARLTON HEALTHCARE, INC.
                                     CONTOUR MEDICAL, INC.
                                     AMERIDYNE CORPORATION
                                     ATLANTIC MEDICAL SUPPLY COMPANY, INC.
                                     AMERICARE HEALTH SERVICES CORP.
                                     FACILITY SUPPLY, INC.
                                     SUNCHOICE.COM, INC.
                                     CONTOUR MEDICAL OF CENTRAL FLORIDA, INC.

                                     CONTOUR MEDICAL - MICHIGAN, INC.
                                     QUEST MEDICAL SUPPLY, INC.
                                     CRESCENT MEDICAL SERVICES, INC.
                                     DUVAL HEALTHCARE CENTER, INC.
                                     GAINESVILLE HEALTHCARE CENTER, INC.
                                     GARDENDALE HEALTH CARE CENTER, INC.
                                     JEFF DAVIS HEALTHCARE, INC.
                                     LAKE FOREST HEALTHCARE CENTER, INC.
                                     LAKE HEALTH CARE CENTER, INC.
                                     LIBBIE REHABILITATION CENTER, INC.
                                     BRENT-LOX HALL NURSING HOME, INC.
                                     PHOENIX ASSOCIATES, INC.
                                     MAPLEWOOD HEALTH CARE CENTER OF JACKSON,
                                       TENNESSEE, INC.
                                     MID-FLORIDA, INC.
                                     PINE MANOR REST HOME, INCORPORATED
                                     PRO-SCRIPTION, INC.
                                     QUALITY NHF LEASING, INC.
                                     RETIREMENT MANAGEMENT CORPORATION
                                     RIVIERA RETIREMENT, INC.
                                     ROBERTA HEALTH CARE CENTER, INC.
                                     SEA SIDE RETIREMENT, INC.
                                     SOUTHSIDE HEALTH CARE CENTER, INC.
                                     STATESBORO HEALTH CARE CENTER, INC.
                                     SUMMERS LANDING, INC.
                                     SUN COAST RETIREMENT, INC.
                                     WEST TENNESSEE, INC.
                                     WILLOW WAY, INC.
                                     WOODBURY HEALTH CARE CENTER, INC.
                                     SUNBRIDGE, INC.
                                     SUNBRIDGE HEALTHCARE CORPORATION
                                     CLIPPER HOME OF NORTH CONWAY, INC.
                                     CLIPPER HOME OF PORTSMOUTH, INC.
                                     CLIPPER HOME OF ROCHESTER, INC.
                                     CLIPPER HOME OF WOLFEBORO, INC.
                                     GOODWIN NURSING HOME, INC.
                                     LIVING SERVICES, INC.
                                     MOUNTAIN CARE MANAGEMENT, INC.
                                     NURSING HOME, INC.
                                     SUNHEALTH SPECIALTY SERVICES, INC.
                                     SUNBRIDGE HEALTHCARE OF COLORADO, INC.
                                     SUNBRIDGE REHAB OF COLORADO, INC.
                                     SUNBRIDGE HEALTHCARE OF FLORIDA, INC.
                                     SUNCARE RESPIRATORY SERVICES, INC.
                                     SUNCHOICE MEDICAL SUPPLY, INC.

                                     SUNDANCE REHABILITATION CORPORATION
                                     CAL-MED, INC.
                                     ACCELERATED CARE PLUS, L.L.C.
                                     HC, INC.
                                     NEUROFLEX, INC.
                                     SRT, INC.
                                     SUNALLIANCE HEALTHCARE SERVICES, INC.
                                     BIOPATH CLINICAL LABORATORIES, INC.
                                     GOLAN HEALTHCARE GROUP, INC.
                                     PACIFIC HEALTH CARE, INC.
                                     U.S. LABORATORY CORP.
                                     SUNDANCE REHABILITATION SERVICES, INC.
                                     SUN FINANCING I
                                     SUN HEALTHCARE GROUP INTERNATIONAL
                                       CORPORATION
                                     SHG INTERNATIONAL HOLDINGS, INC.
                                     SUN LANE PURCHASE CORPORATION
                                     SHG FINANCE, LLC
                                     SUNMARK NEVADA, INC.
                                     SUN HEALTHCARE GROUP FINANCE COMPANY
                                     SUNMARK OF NEW MEXICO, INC.
                                     SUNSCRIPT PHARMACY CORPORATION
                                     SUNFACTORS, INC.
                                     ADVANTAGE HEALTH SERVICES, INC.
                                     PHARMACY FACTORS OF CALIFORNIA, INC.
                                     PHARMACY FACTORS OF FLORIDA, INC.
                                     PHARMACY FACTORS OF TEXAS, INC.
                                     SUNSOLUTION, INC.
                                     THE MEDIPLEX GROUP, INC.
                                     BERGEN ELDERCARE, INC.
                                     COMMUNITY RE-ENTRY SERVICES OF CORTLAND,
                                       INC.
                                     G-WZ OF STAMFORD, INC.
                                     HTA OF NEW YORK, INC.
                                     LTC STAFFINDERS, INC.
                                     MANATEE SPRINGS NURSING CENTER, INC.
                                     MEDIPLEX ATLANTA REHABILITATION INSTITUTE,
                                       INC.
                                     MEDIPLEX MANAGEMENT, INC.
                                     MEDIPLEX MANAGEMENT OF PALM BEACH COUNTY,
                                       INC.
                                     MEDIPLEX MANAGEMENT OF TEXAS, INC.
                                     MEDIPLEX OF CONNECTICUT, INC.
                                     MEDIPLEX OF KENTUCKY, INC.
                                     MEDIPLEX OF MARYLAND, INC.
                                     MEDIPLEX OF MASSACHUSETTS, INC.
                                     MEDIPLEX OF CONCORD, INC.

                                     MEDIPLEX OF NEW HAMPSHIRE, INC.
                                     BAY COLONY HEALTH SERVICES, INC.
                                     MEDIPLEX OF NEW JERSEY, INC.
                                     P.M.N.F. MANAGEMENT, INC.
                                     MEDIPLEX OF OHIO, INC.
                                     MEDIPLEX OF TENNESSEE, INC.
                                     MEDIPLEX OF VIRGINIA, INC.
                                     MEDIPLEX REHABILITATION OF MASSACHUSETTS,
                                       INC.
                                     NEW BEDFORD NURSING CENTER, INC.
                                     OAKVIEW TREATMENT CENTERS OF KANSAS, INC.
                                     QUALITY CARE HOLDING CORP.
                                     QUALITY NURSING CARE OF MASSACHUSETTS, INC.
                                     SUN CARE CORP.
                                     SUN HEALTHCARE, INC.
                                     WORCESTER NURSING CENTER, INC.
                                     HSR PARTNERS, L.P.
                                     SUNDANCE REHABILITATION TEXAS, LIMITED
                                       PARTNERSHIP
                                     THERAPISTS UNLIMITED-SEATTLE, L.P.
                                     THERAPISTS UNLIMITED-INDIANAPOLIS, L.P.
                                     THERAPISTS UNLIMITED-BALTIMORE/WASHINGTON,
                                       D.C., L.P.
                                     THERAPISTS UNLIMITED-CHICAGO II, L.P.
                                     THERAPISTS UNLIMITED-DETROIT II, L.P.
                                     THERAPISTS UNLIMITED-FRESNO, L.P.
                                     WEST JERSEY/MEDIPLEX REHABILITATION
                                       LIMITED PARTNERSHIP


                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:






                                     THE CIT GROUP/BUSINESS CREDIT, INC.,
                                       as Lenders' Agent


                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:

                                     HELLER HEALTHCARE FINANCE, INC.,
                                       as Collateral Agent


                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:




                                     LENDERS:


                                     THE CIT GROUP/BUSINESS CREDIT, INC.


                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:




                                     HELLER HEALTHCARE FINANCE, INC.


                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:

                                                                         ANNEX A


                               COMMITMENT AMOUNTS



THE CIT GROUP/BUSINESS CREDIT, INC.                  $165,000,000


HELLER HEALTHCARE FINANCE, INC.                       $35,000,000